SECOND AMENDED AND RESTATED
                   ARTICLES OF PARTNERSHIP IN COMMENDAM
                                  OF
                     EDGEWOOD APARTMENTS PARTNERSHIP, A
                     LOUISIANA PARTNERSHIP IN COMMENDAM

                              By and Among

                       M. RIEMER CALHOUN, JR.
                  as the Managing General Partner

                                 and

                   CALEB COMMUNITY DEVELOPMENT CORPORATION
                          as a General Partner
                                 and

                         T.F. MANAGEMENT, INC.
                   as the Withdrawing Original Limited Partner
                                 and
                   BOSTON CAPITAL TAX CREDIT FUND IV, L.P.
                              (Series 29)
                      as the Investment Limited Partner

                                 and

                             BCTC 94, INC.
                     as the Special Limited Partner

Dated as of March 3, 1998

Table of Contents

PRELIMINARY STATEMENT	1
ARTICLE I DEFINED TERMS	1
ARTICLE II NAME AND BUSINESS	15
2.1 NAME; CONTINUATION	15
2.2 OFFICE AND RESIDENT AGENTS	15
2.3 PURPOSE	16
2.4 TERM AND DISSOLUTION	16
ARTICLE III MORTGAGES; REFINANCING AND DISPOSITION OF
PROPERTY	17
ARTICLE IV PARTNERS	18
4.1 GENERAL PARTNERS	18
4.2 INVESTMENT LIMITED PARTNER, SPECIAL LIMITED PARTNER AND WITHDRAWING
ORIGINAL LIMITED PARTNER	18
4.3 LIABILITY OF THE LIMITED PARTNERS	18
4.4 SPECIAL RIGHTS OF THE INVESTMENT LIMITED PARTNER AND THE SPECIAL
LIMITED PARTNER	18
4.5 MEETINGS	21
ARTICLE V	CAPITAL CONTRIBUTIONS OF THE INVESTMENT LIMITED
PARTNER AND THE SPECIAL LIMITED PARTNER	21
5.1  PAYMENTS	21
5.2 RETURN OF CAPITAL CONTRIBUTIONS	25
ARTICLE VI RIGHTS, POWERS AND DUTIES OF  THE MANAGING
GENERAL PARTNER	28
6.1 AUTHORIZED ACTS	28
6.2 RESTRICTIONS ON AUTHORITY	29
6.3 PERSONAL SERVICES	30
6.4 BUSINESS MANAGEMENT AND CONTROL; TAX MATTERS PARTNER	30
6.5 SPECIAL DUTIES OF CALEB COMMUNITY DEVELOPMENT CORPORATION	31
6.6 ADDITIONAL DUTIES AND OBLIGATIONS OF THE MANAGING GENERAL PARTNER	32
6.7 REPRESENTATIONS AND WARRANTIES	34
6.8 LIABILITY ON THE PERMANENT MORTGAGES	37
6.9 INDEMNIFICATION OF THE GENERAL PARTNERS	38
6.10 INDEMNIFICATION OF THE PARTNERSHIP AND THE LIMITED PARTNERS	39
6.11 OPERATING DEFICITS	39
6.12 OBLIGATION TO COMPLETE THE CONSTRUCTION OF THE APARTMENT COMPLEX	40
6.13 CERTAIN PAYMENTS TO THE GENERAL PARTNERS AND OTHERS	41
6.14 ASSIGNMENT TO PARTNERSHIP	43
ARTICLE VII WITHDRAWAL OF A GENERAL PARTNER; NEW GENERAL
PARTNERS	43
7.1 WITHDRAWAL	43
7.2 OBLIGATION TO CONTINUE	43
7.3 WITHDRAWAL OF ALL GENERAL PARTNERS	44
7.4 INTEREST OF GENERAL PARTNER AFTER PERMITTED WITHDRAWAL	44
7.5 ADMISSION OF ADDITIONAL GENERAL PARTNER(S) UNDER CERTAIN
CIRCUMSTANCES	45
ARTICLE VIII TRANSFERABILITY OF LIMITED PARTNER INTERESTS	45
8.1 ASSIGNMENTS	45
8.2 SUBSTITUTED LIMITED PARTNER	46
8.3 RESTRICTIONS	46
ARTICLE IX BORROWINGS	47
ARTICLE X PROFITS, LOSSES, TAX CREDITS, DISTRIBUTIONS AND
CAPITAL ACCOUNTS	47
10.1 CAPITAL AND CAPITAL ACCOUNTS	47
10.2 PROFITS, LOSSES AND TAX CREDITS	48
10.3 CASH DISTRIBUTIONS PRIOR TO DISSOLUTION	49
10.4 DISTRIBUTIONS UPON DISSOLUTION	51
10.5 SPECIAL PROVISIONS	52
10.6 AUTHORITY OF THE GENERAL PARTNERS TO VARY ALLOCATIONS TO PRESERVE
AND PROTECT THE PARTNERS' INTENT	56
ARTICLE XI MANAGEMENT AGENT	57
ARTICLE XII BOOKS AND RECORDS, ACCOUNTING, TAX ELECTIONS,
ETC.	58
12.1 BOOKS AND RECORDS	58
12.2 BANK ACCOUNTS	59
12.3 AUDITORS	59
12.4 COST RECOVERY AND ELECTIONS	60
12.5 SPECIAL BASIS ADJUSTMENTS	60
12.6 FISCAL YEAR	60
12.7 INFORMATION TO PARTNERS	60
12.8 EXPENSES OF THE PARTNERSHIP	65
ARTICLE XIII GENERAL PROVISIONS	65
13.1 RESTRICTIONS BY REASON OF SECTION 708 OF THE CODE	65
13.2 AMENDMENTS TO CERTIFICATE	65
13.3 NOTICES	65
13.4 WORD MEANINGS	66
13.5 BINDING EFFECT	66
13.6 APPLICABLE LAW	66
13.7 COUNTERPARTS	66
13.8 FINANCING REGULATIONS	66
13.9 SEPARABILITY OF PROVISIONS	67
13.10 PARAGRAPH TITLES	67
13.11 AMENDMENT PROCEDURE	67
13.12 EXTRAORDINARY LIMITED PARTNER EXPENSES	67
13.13 TIME OF ADMISSION	68
CONSENT AND AGREEMENT	72
SCHEDULE A	73

                   EDGEWOOD APARTMENTS PARTNERSHIP, A
                   LOUISIANA PARTNERSHIP IN COMMENDAM

                     SECOND AMENDED AND RESTATED
                   ARTICLES OF PARTNERSHIP IN COMMENDAM

                       Preliminary Statement

Edgewood Apartments Partnership, A Louisiana
Partnership In Commendam (the "Partnership"), was formed as a Louisiana partnership in commendam pursuant to Articles of Partnership In Commendam dated October 29, 1996 (the "Original Agreement"), by and among M. Riemer Calhoun, Jr. and The Caleb Foundation, Inc. as the general partners, and The Caleb Foundation, Inc., as the limited partner. The Original Agreement was filed and registered in the Filing Office on October 29, 1996 (as so filed, the "Original Certificate"). The Original Agreement was amended by Amended and Restated Articles of Partnership In Commendam dated January 8, 1998, whereby The Caleb Foundation, Inc. withdrew as a general partner, Caleb Community Development Corporation, a Louisiana not-for-profit corporation was substituted as a general partner (the "General Partner"), The Caleb Foundation, Inc. withdrew as the limited partner and T.F. Management, Inc., a Louisiana corporation, was admitted as the limited partner (the "Withdrawing Original Limited Partner"). The Amended Certificate of Limited Partnership was filed and registered with the Filing Office on January 8, 1998. Certain capitalized terms used herein shall have the respective meanings specified in Article I.

The parties hereto now desire to enter into these Second Amended and Restated Articles of Partnership In
Commendam to: (i) continue the Partnership; (ii) admit
Boston Capital Tax Credit Fund IV, L.P., a Delaware limited partnership (specifically Series 29 thereof), to the Partnership as its Investment Limited Partner; (iii) admit
BCTC 94, Inc., a Delaware corporation, as Special Limited
Partner; (iv) acknowledge the withdrawal of the Withdrawing
Original Limited Partner; (v) reassign the Interests in the
Partnership; and (vi) set forth all of the provisions governing the Partnership and the Partners herein.

In consideration of mutual agreements set forth herein, it is agreed and certified, and the Original
Agreement and the Original Certificate are hereby amended and restated in their entireties, as follows:

                     ARTICLE I Defined Terms

The following defined terms used in this Agreement shall have the meanings specified below:

Act means Article 2801 et seq. of the Louisiana Civil
Code and Louisiana Revised Statutes 9:3401 et seq., as amended from time to time.

Actual Credit means, with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Investment Limited Partner for such year. The Actual Credit for a year shall be retroactively revised if the amount of Tax Credit properly allocable to the Investment Limited Partner for such year is revised after audit or recaptured.

Additional Limited Partner means any holder of an Interest designated as an Additional Limited Partner pursuant to Section 4.4(b) or Section 7.4.

Admission Date means the first date on which all parties hereto shall have executed this Agreement, or, if, pursuant to the Act, the Investment Limited Partner shall not be deemed admitted to the Partnership on such date, then the next date thereafter on which the Investment Limited Partner shall be deemed to be admitted to the Partnership under the Act.

Affiliate means (A) as to the Investment Limited
Partner or Boston Capital: (i) such Person; (ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who is an officer of, director of, partner in or trustee of, or serves in a similar capacity, (c) who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of such Person of which such Person is directly the owner of ten percent (10%) or more of any class of securities, (d) who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities or beneficial interests of any Person referred to in the foregoing clauses (v)(a), (v)(b) or
(v)(c) or (e) who, whatever his title, performs functions for such Person or any Affiliate of such Person similar to a Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a five percent (5%) or more equity interest in such Person, or any Person having the power to direct or cause the direction of such Person whether through the ownership of voting securities, by contract or otherwise; and (B) as to any other named Person or Persons:
(i) such Person; (ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses
(i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person(a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who owns or controls ten percent (10%) or more of the outstanding voting securities of such Person,
(c) of which ten percent (10%) or more of the outstanding voting securities is owned by such Person or any of the Persons referred to in the foregoing clauses (i) through
(iii), (d) who is an officer, director, partner or trustee of such Person, or (e) for which such Person acts in the capacity of the officer, partner or trustee of such Person, or (e) for which such Person acts in the capacity of the officer, director, partner or trustee. An affiliate of the Investment limited Partner does not include a Person who is a partner in a partnership or joint venture with the Investment Limited Partner or any other Affiliate of the Investment Limited Partner if such Person is not otherwise an Affiliate of the Investment Limited Partner. For the purposes of this definition, the term Affiliate shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Investment Limited Partner or any Affiliate.

Agency means, as applicable, the Credit Agency and/or any other governmental agency having jurisdiction over the particular matter to which reference is being made.

Agency Regulatory Agreement means the HOME Affordable
Rental Housing Program Regulatory Agreement to be entered into between the Permanent Second Lender and the Partnership.

Agreement means these Second Amended and Restated
Articles of Partnership In Commendam, including Schedule A, as amended from time to time.

Apartment Complex means the real property located in Baker, East Baton Rouge Parish, Louisiana, as more fully described in the Mortgages, together with (i) all buildings and other improvements constructed or to be constructed thereon and (ii) all furnishings, equipment, fixtures and personal property covered by the Mortgages, known or to be known as Edgewood Apartments.

Applicable Federal Rate means the "applicable federal rate" as defined in Section 1274(d) of the Code.

Applicable Percentage has the meaning given to it in
Section 42(b) of the Code.

Asset Management Fee means the fee payable to BCCLP or an Affiliate thereof pursuant to Section 6.13(c).

Auditors means Todd Little & Company, or such other firm of independent certified public accountants as may be engaged by the General Partners with the consent of the Special Limited Partner for the purposes of preparing the Partnership income tax returns, auditing the books and records of the Partnership and certifying financial reports of the Partnership.

BCCLP means Boston Capital Communications Limited
Partnership, a Massachusetts limited partnership, and its successors and assigns.

Boston Capital means Boston Capital Partners, Inc., a
Massachusetts corporation, and its successors and assigns.

Breakeven Confirmation means the date upon which each of the Limited Partners receive a copy of the federal income tax return of the Partnership for the Partnership fiscal year in which the Breakeven Point shall have occurred, evidencing to the satisfaction of the Special Limited Partner that the Breakeven Point occurred in such year.

Breakeven Point means thirty (30) days after the first time at which, as certified by the Managing General Partner to the Limited Partners in writing together with a statement fully disclosing the basis therefor and the manner of calculation thereof, there have been an average of three (3) consecutive full calendar months of Partnership operations occurring after the later to occur of (i) the Admission Date or (ii) Permanent Mortgage Commencement, during which Revenues for each of such months shall have exceeded all the Partnership's expenses for such month on an accrual basis (including, but not limited to, (a) all operational costs and expenses, (b) all items payable in connection with the Permanent Mortgages, and (c) the funding of any reserves required by any Lender or Agency and/or pursuant to the terms of this Agreement), except for depreciation, amortization and other non-cash charges, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement. If free rent or other rental concessions shall have been granted to tenants, the calculation of income pursuant to the preceding sentence shall be adjusted so that the effect of such concessions is amortized equally over the term of all leases (excluding renewal periods) to which it applies. For purposes of the foregoing, expenses shall (i) include monthly payments of principal and interest in the amount specified in the Permanent Mortgages regardless of any forbearance thereof, (ii) include a ratable portion of the annual amount (as estimated by the General Partners) of those seasonal expenses (such as utilities and maintenance expenses) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, and (iii) be adjusted, if necessary, so that the expenses of real estate taxes and insurance are based on the General Partners' reasonable estimate of the full assessed value of the Apartment Complex after completion of construction.

Capital Account has the meaning specified in Section
10.1(b).

Capital Contribution means the total value of cash or property contributed and agreed to be contributed to the Partnership by each Partner, as shown in Schedule A. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner for the Interest of such then Partner.

Capital Transaction means any transaction the proceeds of which are not includable in determining Cash Flow, including, without limitation, the sale or other disposition of all or substantially all of the assets of the Partnership, casualty where any insurance proceeds are not to be used for reconstruction, condemnation or refinancing of the Apartment Complex, but excluding the payment of Capital Contributions.

Carryover Certification means the date upon which the Limited Partners shall have received, in a form and in substance satisfactory to the Special Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1997, the Partnership had owned land or depreciable property constituting part of the Apartment Complex and had incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999, so that each building in the Apartment Complex constitutes a "qualified building" for the purposes of Section 42(h)(1)(E)(ii) of the Code.

Cash Flow means, with respect to any fiscal year of the Partnership, or any other applicable period, from and after the Commencement Date, subject to any applicable Agency requirements (a) all Revenues received by the Partnership during such period plus (b) any amounts which the Managing General Partner, with the prior written consent of each Lender or Agency whose consent may be required and the Consent of the Investment Limited Partner, releases from any Partnership reserve account as no longer being necessary to be held as part of such reserve account, less (i) operating expenses of the Partnership paid from Revenues during the applicable period, (ii) all cash payments made from Revenues during such period to discharge interest and/or principal obligations of Partnership indebtedness, and (iii) all amounts from Revenues, if any, added to Partnership reserves during such period; provided, however, that in no event will the deductions in determining Cash Flow pursuant to clauses (i) and (ii) above include payments made on account of the Asset Management Fee, the Partnership Management Fee or Subordinated Loans. Cash Flow Shall be determined separately for each fiscal year and shall not be cumulative.

Certificate means the Original Certificate as amended from time to time (including any amendment thereto effected by or in connection with this Agreement).

Class Contribution means the aggregate Capital
Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investment Limited
Partner, the Special Limited Partner or any Additional
Limited Partner).

Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations (permanent and temporary) issued thereunder. References herein to any Code section shall include any successor provisions.

Commencement Date means the first day of the month in which the Admission Date occurs.

Competitive Real Estate Commission means that real estate or brokerage commission paid for the purchase or sale of the Apartment Complex or other Partnership property which is reasonable, customary and competitive in light of the size, type and location of the Apartment Complex or other property.

Completion Date means the latest of (a) the date upon which the Apartment Complex has been completed as evidenced by the issuance by the inspecting architect and by each governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all apartment units in the Apartment Complex and (b) the Partnership shall have obtained and furnished to the Investment Limited Partner all due diligence documentation with respect to the construction and development of the Apartment Complex (which documentation shall be satisfactory in form and content to the Investment Limited Partner in its sole discretion), including without limitation (i) an estoppel letter from each of the Lenders stating that the Mortgages are in full force and effect and no defaults have occurred thereunder (provided, however, that if an estoppel letter is not obtainable from the Agency notwithstanding the best efforts of the General Partners, then the Investment Limited Partner shall be provided with such certification and other evidence as it may request to the effect that the Permanent Second Mortgage is in full force and effect and no defaults have occurred thereunder), and (ii) a letter from the contractor stating all amounts due to it pursuant to the construction contract and otherwise in connection with the construction and development of the Apartment Complex have been paid in full and the Partnership is not in default under said construction contract (or, instead of such payoff letter, submission to the Investment Limited Partner of other evidence demonstrating the truth of said payoff letter statements).

Compliance Period means the fifteen (15)-year period commencing with the first year of the Credit Period.

Consent of the Investment Limited Partner means the prior written consent or approval of the Investment Limited
Partner.

Construction and Development Fee means the fee described in Section 6.13(b).

Construction Lender means the Hibernia National Bank, in its capacity as holder of the Construction Mortgage, or its successors or assigns in such capacity.

Construction Mortgage means the financing for the construction of the Apartment Complex provided by the Construction Lender in a principal amount of up to $2,140,000.

Construction Mortgage Closing means the first date upon which (i) the Partnership shall have received all necessary governmental and other permits and approvals for the construction and operation of the Apartment Complex in accordance with the plans and specifications therefor and
(ii) the Construction Mortgage shall have closed and the initial draw thereunder shall have been disbursed.

Construction Permitting Date means the first date upon which the Partnership shall have received all necessary governmental and other permits and approvals for the construction and operation of the Apartment Complex in accordance with the plans and specifications therefor.

Controlling Person has the meaning given to it in the context of Section 15 of the Securities Act of 1933, as amended.

Cost Certification means the date upon which each Limited Partner shall have received the written certification of the Auditors, in a form and in substance satisfactory to the Special Limited Partner, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage pertaining to each building in the Apartment Complex.

Credit Agency means the Louisiana Housing Finance
Agency.

Credit Period has the meaning given to it in Section
42(f)(1) of the Code.

Credit Recovery Loan means a constructive interest-bearing advance of the Investment Limited Partner, as more fully described in Section 5.1(g). Credit Recovery
Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for the purposes of Section 6.2(1). For the purposes of Article X, the term Credit Recovery Loan shall not include any portion of such an advance which shall have theretofore been paid to the Investment Limited Partner.

Credit Shortfall has the meaning given to it in
Section 5.1(g).

Developer's Overhead Reimbursement means the reimbursement to the Managing General Partner described in
Section 6.13(e).

Disposition (including the forms Dispose and Disposing) means, as to a Limited Partner, the assignment, sale, transfer, exchange or other disposition of all or any part of its Interest.

Economic Risk of Loss has the meaning set forth in Treasury Regulation Section 1.752-2.

Eligible Basis has the meaning given to it in Section
42(d) of the Code.

Entity means any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

Event of Bankruptcy means with respect to any Person:

(i)	the entry of a decree or order for relief by a
court having jurisdiction in respect of such Person or in respect of any Controlling Person of such Person in a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or of any Controlling Person of such Person or for any substantial part of such Person's property or of the property of any Controlling Person of such Person, or the issuance of an order for the winding-up or liquidation of such Person's affairs or the affairs of any Controlling Person of such Person and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(ii)	the commencement by such Person or by any
Controlling Person of such Person of a proceeding seeking any decree, order or appointment referred to in clause (i), the consent by such Person or by any Controlling Person of such Person to any such decree, order or the appointment, or the taking of any action by such Person or by any Controlling Person of such Person in furtherance of any of the foregoing.

Filing Office means the Office of the Secretary of the State.

General Partners means the Persons designated as General Partners in Schedule A and any Persons who become
General Partners as provided herein, in their capacities as general partners of the Partnership. At any and all times where there is only one General Partner, the term General
Partners shall mean such sole General Partner.

Hazardous Material has the collective meanings given to the terms "hazardous material," "hazardous substances" and "hazardous wastes" in the Federal Comprehensive
Environmental Response, Compensation and Liability Act of
1980, 42 U.S.C. Sec. 9601 et seq., as amended, and to the term "radioactive materials" in the context of the Atomic
Energy Act, 28 U.S.C. Sec. 2344, and also includes any meanings given to such terms in any similar state or local statutes, ordinances, regulations or laws. In addition, the term Hazardous Material also includes oil and any other substance known to be hazardous.

HUD means the United States Department of Housing and
Urban Development.

Immediate Family means with respect to any Person, such Person's spouse, parents, parents-inlaw, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

Incentive Management Fee has the meaning specified in
Article XI.E.

Initial 100% Occupancy Date means the first date upon which not less than 100% of the 72 apartment units in the Apartment Complex shall have been leased to and physically occupied by Qualified Tenants.

Installment means an installment of the Investment
Limited Partner's Capital Contribution paid or payable to the Partnership pursuant to Section 5.1.

Interest means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

Invested Amount means (i) as to the Investment Limited
Partner, an amount equal to the quotient of (a) the paid-in
Capital Contribution of the Investment Limited Partner, divided by (b) 84.41% and (ii) as to any other Partner, an amount equal to its Capital Contribution.

Investment General Partner means Boston Capital
Associates IV, L.P., in its capacity as the general partner of the Investment Limited Partner, and any other Persons who may become successor or additional general partners of the Investment Limited Partner.

Investment Limited Partner means Boston Capital Tax
Credit Fund IV, L.P., a Delaware limited partnership
(specifically Series 29 thereof), and any Person or Persons who replace it as Substituted Limited Partner, but shall not include any Special Limited Partner or Additional Limited
Partner.

Investment Partnership Agreement means the Amended and
Restated Agreement of Limited Partnership of the Investment
Limited Partner, as amended from time to time.

Lenders means the Construction Lender, Permanent First
Lender and the Permanent Second Lender, each in its capacity as maker of a Mortgage loan and their successors and assigns in such capacity.

Limited Partners means the Investment Limited Partner, the Special Limited Partner and any Additional Limited
Partner.

Low-Income Apartment Units means the 72 units in the Project with respect to which the Partnership has agreed to comply with the requirements for the Tax Credit under
Section 42 of the Code.

Management Agent means the management and rental agent for the Apartment Complex.

Management Agreement means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

Management Fee means the Management Fee to which reference is made in Article XI.A.

Management Sub-Contract means the agreement between Calhoun Property Management, Inc. and the General Partner relating to certain management obligations and responsibilities of the Apartment Complex.

Managing General Partner means M. Riemer Calhoun, Jr.
and his successors and assigns.

Minimum Set-Aside Test means the set aside test selected by the Partnership pursuant to Section 42(g) of the Code whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes equal to 60% or less of area median income, as adjusted for family size.

Mortgages means the mortgage indebtedness of the Partnership to the Construction Lender, the Permanent First Lender and the Permanent Second Lender; where the context admits, Mortgages shall mean the Construction Mortgage, the Permanent First Mortgage and the Permanent Second Mortgage and include, with respect to the Construction Mortgage and the Permanent First Mortgage, the Promissory Note, the Multiple Indebtedness Mortgage and Security Agreement, the Loan Agreement, the Assignment of Leases and Rentals, the Guaranty Agreement, the Security Agreements, the UCC-1 Financing Statements, and, with respect to the Permanent Second Mortgage, the Note, the Mortgage, the Agency Regulatory Agreement, the Assignment of Leases and Rents and the UCC-1 Financing Statement, and all other documentation related thereto which evidence and secure such indebtedness, including any Agency documentation related thereto.

Original Agreement has the meaning specified in the Preliminary Statement.

Original Certificate has the meaning specified in the Preliminary Statement.

Partner means any General Partner or Limited Partner.

Partner Non-Recourse Debt means any Partnership liability (a) that is considered non-recourse under Treasury Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which any Partner or Related Person bears the Economic Risk of Loss.

Partner Non-Recourse Debt Minimum Gain means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury
Regulation Sections 1.704-2(d) and 1.704-2(g)(3).

Partnership means the limited partnership continued pursuant to this Agreement.

Partnership Management Fee means the fee payable to the General Partners pursuant to the provisions of Section
6.13(a).

Partnership Minimum Gain means the amount determined by computing, with respect to each Partnership Non-Recourse
Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section
1.704-2(d).

Partnership Non-Recourse Liability means any
Partnership liability (or portion thereof) for which no Partner or Related Person bears the Economic Risk of Loss.

Permanent Lenders mean, collectively, the Permanent
First Lender and the Permanent Second Lender.

Permanent First Lender means Hibernia National Bank, in its capacity as maker and holder of the Permanent First
Mortgage, together with its successors and assigns in such capacity.

Permanent First Mortgage means the permanent financing provided, or to be provided, by the Permanent First Lender for the Apartment Complex following the completion thereof in the initial principal amount of up of $1,470,000.

Permanent Mortgages means the Permanent First Mortgage and the Permanent Second Mortgage.

Permanent Mortgage Commencement means the first date on which all of the following shall have occurred: (a) the Completion Date; (b) the principal amount and maturity date of the Permanent Mortgages shall have been finally determined; and (c) amortization of the Permanent Mortgages shall have commenced.

Permanent Mortgage Commitment means the first date on which the Partnership receives the written commitment of the Permanent Lenders to make the Permanent Mortgages.

Permanent Second Lender means the Agency, in its capacity as maker and holder of the Permanent Second
Mortgage, together with its successors and assigns in such capacity.

Permanent Second Mortgage means the permanent financing provided by the Permanent Second Lender for the Apartment
Complex following the completion thereof in the initial principal amount of up of $400,000.

Person means any individual or Entity.

Project Documents means and includes all documents evidencing or relating to the Construction Mortgage and the Permanent Mortgages, the Construction Contract, the
Architect Agreement, the Payment and Performance Bond, the
Title Policy, the Survey, the Building Permit, the
Management Agreement, the Management Sub-Contract, and all other instruments delivered to (or required by) the Construction Lender and/or the Permanent Lenders and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

Projected Credit to the Investment Limited Partner means $147,340 for 1998, $294,681 per annum for each of the years 1999 through 2007 (inclusive) and $147,340 for 2008; provided, however, that the Projected Credit for 2008 shall be reduced by the amount, if any, by which the Actual Credit for 1998 exceeds $147,340; and provided further that upon the occurrence of any of the events described in clauses
(i), (ii) and (iii) of Section 5.1(e), the Projected Credit shall thereafter be the Revised Projected Credit.

Qualified Basis has the meaning given to it in Section
42(c) of the Code.

Qualified Income Offset Item means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

Qualified Tenant means a tenant (i) with income not exceeding that permitted by the Minimum Set-Aside Test who leases a Low-Income Apartment Unit in the Apartment Complex at a rent which satisfies the Rent Restriction Test and (ii) complying with any other requirements imposed by the Project Documents.

Related Person means a Person related to a Partner within the meaning of Treasury Regulation Section
1.752-4(b).

Rent Restriction Test means the test pursuant to
Section 42 of the Code whereby the gross rent (as defined therein) charged to tenants of the Low-Income Apartment
Units may not exceed thirty per cent (30%) of the qualifying income levels.

Revenues means all cash receipts (actually received) of the Partnership during a specified period of time, including rental assistance payments, operating subsidies and the proceeds of rental interruption insurance receipts, but excluding the proceeds of Capital Contributions, the proceeds of the sale or other disposition of Partnership assets, liquidation proceeds, loan or refinancing proceeds, casualty proceeds, condemnation or eminent domain proceeds. Any net rental income applied to complete the construction of the Apartment Complex pursuant to Section 6.12 prior to the later of the Admission Date or Permanent Mortgage Commencement shall not be included when determining Revenues. For the purposes of computing Revenues, rental receipts shall not include prepaid rent and, if attributable to Low-Income Apartment Units, shall be included only if attributable to Qualified Tenants.

Revised Projected Credit has the meaning given to it in
Section 5.1(e).

Sales Disposition Fee has the meaning given to it in
Section 6.13(d).

Schedule A means Schedule A to this Agreement, as amended from time to time.

Service means the Internal Revenue Service.

Site has the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or laws.

Special Limited Partner means BCTC 94, Inc., a Delaware corporation, and any Person who becomes a Special Limited
Partner as provided herein, in its capacity as a special limited partner of the Partnership.

State means the State of Louisiana.

State Designation means the date upon which the Partnership receives the final allocation from the Credit Agency for the building(s) constituting the Apartment Complex in an annual dollar amount of not less than $294,710, as evidenced by the execution by or on behalf of said agency of Form(s) 8609. For the purposes of determining State Designation, each building in the Apartment Complex shall be treated as having received an allocation of Tax Credit in an amount equal to the lesser of (i) the amount of Tax Credit carryover allocation received from the Credit Agency as to such building or (ii) the amount of Tax Credit set forth on the Form 8609 as to such building.

Subordinated Loan means any loan made by the General
Partners to the Partnership pursuant to Section 6.11.

Substituted Limited Partner means any Person who is admitted to the Partnership as Limited Partner under Section
8.2 or acquires the Interest of a Limited Partner pursuant to Section 5.2.

Tax Accountants means Reznick, Fedder & Silverman, of
Bethesda, Maryland, or such other firms of independent certified public accountants as may be engaged by Boston
Capital to review the Partnership income tax returns.

Tax Credit means the low-income housing tax credit pursuant to Section 42 of the Code.

Tax Credit Set-Aside means the date upon which the Partnership receives a reservation, effective for the year
1997, in an annual dollar amount of not less than $294,710, which reservation shall not have expired or been revoked prior to the date on which the First Installment is paid.

Vessel has the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or laws.

Withdrawal (including the forms Withdraw, Withdrawing and Withdrawn) means, as to a General Partner, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution, liquidation, or voluntary or involuntary withdrawal or retirement from the Partnership for any reason, including whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal shall also mean the sale, assignment, transfer or encumbrance by a General Partner of its interest as a General Partner. A General Partner which is a corporation or partnership shall be deemed to have sold, assigned, transferred or encumbered its interest as a General Partner in the event (as a result of one or more transactions) of any sale, assignment or other transfer (but specifically excluding any transfer occurring pursuant to the laws of descent and distribution) or encumbrance of a controlling interest or the interest of a Controlling Person in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. For purposes of this definition of Withdrawal, "controlling interest" shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Withdrawing Original Limited Partner has the meaning specified in the Preliminary Statement.

                      ARTICLE II Name and Business

2.1 Name; Continuation

The name of the Partnership is Edgewood Apartments
Partnership, A Louisiana Partnership In Commendam. The
Partners agree to continue the Partnership which was formed pursuant to the provisions of the Act.

2.2 Office and Resident Agents

(a)	The principal office of the Partnership is:

907 Polk Street
P.O. Box 799
Mansfield, Louisiana 71052

at which office there shall be maintained those records required by the Act to be kept by the Partnership.

The Partnership may have such other or additional offices as the Managing General Partner shall deem desirable. The Managing General Partner may at any time change the location of the Partnership offices and shall give due notice thereof to the Limited Partners.

(b)	The resident agents in the State for the
Partnership for service of process are as follows:

M. Riemer Calhoun, Jr.
907 Polk Street
P.O. Box 799
Mansfield, Louisiana 71052

or

Caleb Community Development Corporation
9230 Pettit Road
Baker, Louisiana 70714

2.3 Purpose

The purpose of the Partnership is to acquire, hold, invest in, construct, develop, improve, maintain, operate, lease and otherwise deal with the Apartment Complex. The
Partnership shall operate the Apartment Complex in accordance with any applicable Agency regulations and requirements. The Partnership shall not engage in any other business or activity.

2.4 Term and Dissolution

The Partnership shall continue in full force and effect until December 31, 2038, except that the Partnership shall be dissolved and its assets liquidated prior to such date upon:

(a)  The sale or other disposition of all or
substantially all of the assets of the Partnership;

(b) The Withdrawal of a General Partner if (i) the remaining General Partner(s), if any, shall fail to continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership as provided in Section 7.2 and (ii) the Investment Limited Partner and the Special Limited
Partner shall fail to exercise the right provided in
Section 7.3;

(c) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investment Limited Partner and the approval (if required) of each applicable Agency;

(d) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction; or

(e) Any other event which causes the dissolution of the Partnership under the Act if the Partnership is not reconstituted pursuant to Section 7.2 or Section
7.3.

Upon dissolution of the Partnership, the Managing
General Partner (or for purposes of this paragraph, his trustees, receivers or successors) shall cause the cancellation of the Certificate, liquidate the assets of the Partnership and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, if, during liquidation, the Managing General Partner shall determine that an immediate sale of part or all of the Partnership's assets would be impermissible, impractical or cause undue loss to the Partners, the Managing General Partner may defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy Partnership debts and obligations (other than Subordinated Loans).

       ARTICLE III Mortgages; Refinancing and Disposition of
                              Property

A. The Managing General Partner and his Affiliates, jointly, severally, and in solido, is hereby authorized to incur personal liability for the repayment of funds advanced by the Construction Lender (and interest thereon) pursuant to the Construction Mortgage. However, from and after Permanent Mortgage Commencement, neither any General Partner nor any Related Person shall at any time bear, nor shall the General Partners permit any other Partner or any Related Person to bear, the Economic Risk of Loss for the payment of any portion of the Permanent Mortgages.

B. The Partnership may amend, modify, decrease, increase or refinance the Construction or Permanent Mortgages and may make any required transfer or conveyance of Partnership assets for security or mortgage purposes; provided, however, any such amendment, modification, decrease (except through the Permanent Mortgage amortization schedule anticipated at Permanent Mortgage Commencement), increase or refinancing of the Construction or Permanent Mortgages may be made by the General Partners only with the Consent of the Investment Limited Partner.

C. The Partnership may sell, lease, exchange or otherwise transfer or convey all or any substantial part of the assets of the Partnership only with the Consent of the Investment Limited Partner. Notwithstanding the foregoing and except as set forth in Section 6.2(6), no Consent of the Investment Limited Partner shall be required for the leasing of apartments to tenants in the normal course of operations.

D. The total compensation to all Persons for the sale of the Apartment Complex shall be limited to a Competitive
Real Estate Commission, not to exceed three percent (3%) of the contract price for the sale of the Apartment Complex.

                   ARTICLE IV Partners

4.1 General Partners

The name, address and Capital Contribution of each General Partner are as set forth on Schedule A. The General
Partners shall make additional Capital Contributions to the Partnership in an amount sufficient to enable the Partnership to pay any deferred portion of the Construction and Development Fee not paid by December 31, 2008.

4.2 Investment Limited Partner, Special Limited Partner and Withdrawing Original Limited Partner

The Withdrawing Original Limited Partner hereby withdraws as a limited partner of the Partnership and acknowledges that the Withdrawing Original Limited Partner no longer has any Interest in, or rights or claims against, the Partnership as a Limited Partner as of the Admission Date. The Investment Limited Partner and the Special Limited Partner are hereby admitted to the Partnership as the sole Limited Partners in substitution for the Withdrawing Original Limited Partner as of the Admission Date and agree to be bound by the terms and provisions of the Project Documents and this Agreement. The names and addresses of the Investment Limited Partner and the Special Limited Partner are as set forth on Schedule A. The General Partners shall have no authority to admit additional Limited Partners without the Consent of the Investment Limited Partner.

	4.3 Liability of the Limited Partners

None of the Investment Limited Partner, the Special
Limited Partner and any Person who becomes an Additional
Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership and shall only be liable to pay their respective Capital Contributions as and when the same are due hereunder and under the Act.

4.4 Special Rights of the Investment Limited Partner and the Special Limited Partner

(a)		Notwithstanding any other provision herein, to the
extent the law of the State is not inconsistent, each of the Investment Limited Partner and the Special Limited Partner shall have the right, subject to the prior written consent of any Lender or Agency (if such consent is required) to:

(i)  amend this Agreement in any particular,
subject to the reasonable consent of the General
Partners so long as the General Partners are not subject to the removal provisions pursuant to Section
4.4(a)(ii);

(ii)  remove any General Partner and elect a new
General Partner (A) on the basis of the performance and discharge of any General Partner's obligations constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty, or (B) upon the occurrence of any of the following: (1) a General Partner shall have materially violated any provisions of any Project
Document or other document required in connection with any Mortgage, or any provisions of any Agency regulations applicable to the Apartment Complex; (2) a General Partner shall have materially violated any provision of this Agreement, including, but not limited to, any obligation to fund any Partnership expenses under Section 6.11, or a General Partner shall have materially violated any provision of applicable law;
(3) any Mortgage shall have gone into default; (4) the termination of the Partnership for Federal income tax purposes; (5) the treatment of the Partnership for federal income tax purposes as an association taxable as a corporation; or (6) the Partnership failing to pay on a timely basis any of its real estate or personal property tax obligations to any county, city, town or other local government;

(iii) continue the business of the Partnership with a substitute General Partner; and

(iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership.

(b)  	Upon the removal of a General Partner, (i) without
any further action by any Partner, the Special Limited Partner or its designee shall automatically become a General Partner and acquire in consideration of a cash payment of $100 such portion of the Interest of the removed General Partner as counsel to the Investment Limited Partnership shall determine is the minimum appropriate interest in order to assure the continued status of the Partnership as a partnership under the Code and under the Act, (ii) the remaining portion of the Interest of the removed General Partner shall automatically be converted to an equal Interest as an Additional Limited Partner, (iii) the Interest of the Special Limited Partner as the Special Limited Partner shall continue unaffected by the new status of the Special Limited Partner or its designee as a General Partner, and (iv) the new General Partner shall automatically be irrevocably delegated all of the powers and duties of the General Partners pursuant to Section 6.4. The Special Limited Partner or any successor General Partner proposed by the Special Limited Partner shall have the option, exercisable in its sole discretion, to acquire the Additional Limited Partner Interest, or any portion thereof, of any removed General Partner upon payment of the agreed or then present fair market value of such Interest or portion thereof. Any dispute as to the value of the Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor General Partner, and the third chosen by the two so chosen. The committee of appraisers shall meet in Shreveport, Louisiana, and the proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment to the removed General Partner shall be fair and must protect the solvency and liquidity of the Partnership. The method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than five (5) years with equal installments each year. In addition, upon removal, the Partnership must promptly pay to the removed General Partner all amounts then accrued and owing to the removed General Partner; provided, however, that notwithstanding the language of Section 6.13, Article X, Article XI and any other provision hereof, no removed General Partner or any Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Partnership, other than (i) the above-described payment for the Interest, or portion thereof, of the removed General Partner, and (ii) any such fee, compensation or other remuneration which had already been earned in full prior to the date of such removal. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General Partner or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of the Special Limited Partner shall have been obtained to such particular arrangement. The Partnership may offset against any payments to a General Partner removed under this Section 4.4 any damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General Partner so removed will not be liable as a general partner for any obligations of the Partnership incurred after the effective date of its removal. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effect the provisions of this Section 4.4 and to enable the new General Partner to manage the business of the Partnership.

(a)  	In order to implement Section 4.4(a)(iv), the
Managing General Partner is hereby required, within five (5) days after his receipt of any offer to purchase the Apartment Complex or all of the Interests in the Partnership, to send a copy of such offer (or a written description of any such oral offer) to each of the Limited Partners. If, within thirty (30) days of its receipt of any such copy of such an offer, the Special Limited Partner shall send notice to the Managing General Partner that the Special Limited Partner desires that the Partnership accept such offer, then the Managing General Partner shall be required to accept such offer on behalf of the Partnership and proceed promptly to close such transaction unless otherwise instructed by the Special Limited Partner at any point prior to the closing of such transaction. To the extent, if any, that the Special Limited Partner shall determine, in its discretion, that the Managing General Partner is not proceeding in a manner satisfactory to it with respect to any such offer or closing, each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of the Partnership and any Partner as the Special Limited Partner may deem to be necessary or appropriate in order to effect the acceptance of and/or closing pursuant to any such offer in such a manner as the Special Limited Partner shall, in its discretion, determine to be satisfactory.

4.5 Meetings

The Managing General Partner or Limited Partners holding more than ten per cent (10%) of the then outstanding Limited Partner Interests may call meetings of the Partnership for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any Limited Partner or his representative at his cost. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the Managing General Partner shall provide all Limited Partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less then fifteen (15) nor more than sixty (60) days after receipt of said request, at a time convenient to the Limited Partners. All meetings shall be held at the principal office of the Partnership.

    ARTICLE V	Capital Contributions of the Investment Limited
            Partner and the Special Limited Partner

5.1	Payments

	(a)	The Special Limited Partner's Capital Contribution
shall be $10, payable in full in cash on the Admission Date.
The Investment Limited Partner may deliver to the Partnership, on behalf of the Special Limited Partner, the Special Limited Partner's Capital Contribution. The
Investment Limited Partner's Capital Contribution shall be paid in cash installments (the "Installments"), as follows:

(1) $1,392,721 (the "First Installment") on the latest of (i) the Admission Date, (ii) Tax Credit Set-Aside, (iii)
Construction Mortgage Closing or (iv) Permanent Mortgage
Commitment;

(2) $185,696 (the "Second Installment") on the latest of (i) the Completion Date, (ii) Cost Certification or (iii)
State Designation; and

(3) $278,544 (the "Third Installment") on the latest of
(i) the Initial 100% Occupancy Date, (ii) Permanent Mortgage Commencement, (iii) receipt by the Limited Partners of a copy of the Partnership's owner's title insurance policy, as endorsed through Permanent Mortgage Commencement, with such policy and endorsement in form and substance satisfactory to the Special Limited Partner, (iv) delivery of an opinion of counsel to the Partnership concerning the Permanent Mortgages, including the non-recourse nature thereof, satisfactory as to form, content and counsel to the Special Limited Partner and (v) Breakeven Point; provided, however, that the Managing General Partner shall give the Investment Limited Partner not less than twenty-one (21) days written notice prior to the due date of each Installment subsequent to the First Installment.

(b) The obligation of the Investment Limited Partner to pay each Installment is conditioned upon delivery by the Managing General Partner to the Investment Limited Partner of a written certificate (the "Payment Certificate") stating that as of the date of such certificate (i) all the conditions to the payment of such Installment have been satisfied and (ii) all representations and warranties of the General Partners contained in this Agreement are true and correct. Except as provided in the final sentence of this
Section 5.1(b), acceptance by the Partnership of any Installment shall constitute a confirmation that, as of the date of payment, all such conditions are satisfied and all such representations and warranties are true and correct. In addition, the obligation of the Investment Limited Partner to pay the First Installment is also conditioned upon delivery by the Managing General Partner to the Investment Limited Partner of (i) a legal opinion of independent counsel to the Partnership, which opinion must be satisfactory to the Investment Limited Partner as to form, content and identity of counsel and (ii) a photocopy of an owner's title insurance policy, or an endorsement thereto, issued to the Partnership with respect to the Apartment Complex with an effective date on or after the Admission Date, in an insured amount of not less than $4,069,368.00, from a title insurance company reasonably satisfactory to the Investment Limited Partner and evidencing the Partnership's ownership of the Apartment Complex subject only to such exclusions, exceptions, conditions and stipulations as shall be acceptable to the Investment Limited Partner, in its sole discretion. In no event shall any Installment become due until all of the conditions for all of the Installments listed prior to the Installment in question in Section 5.1(a) shall have been satisfied and all of such prior Installments shall have become due. Notwithstanding the foregoing, however, if at any time prior to the date when an Installment becomes due and payable, the Partnership has any unpaid items enumerated in the numbered clauses of the second sentence of Section 6.12 or an "Operating Deficit" (expenses in excess of revenues which the Managing General Partner would be required to fund pursuant to Section 6.11), then the Investment Limited Partner may, at its option, waive the requirement of the delivery of the Payment Certificate or any other condition with respect to part or all of such Installment and pay such part or all of such Installment, provided that the proceeds of the amount so paid are used by the Partnership to fully fund such unpaid item and/or Operating Deficit; provided, however, that if the proceeds so paid are designated in this Agreement to be used to pay fee(s) or distributions to the General Partners or their Affiliates, then such proceeds shall be deemed to have first been paid to the General Partners or their Affiliates as such fees or distributions and then applied by the General Partners to fund such unpaid item and/or Operating Deficit as provided in said Section
6.11 or 6.12, as the case may be.

(c) The Payment Certificate for each Installment shall be dated and delivered not less than ten (10) nor more than thirty (30) days prior to the due date for such Installment.

(d) If, as of the date when an Installment would otherwise be due, any statement required to be made in the Payment Certificate for such Installment cannot be truthfully made, the Managing General Partner shall notify the Investment Limited Partner of the reason why such statement would be untrue if made, and the Investment Limited Partner shall not be required to pay such Installment; provided, however, that if (i) any such statement can subsequently be truthfully made and (ii) the Investment Limited Partner shall not have irrevocably lost, in the good faith judgment of the Investment General Partner, any material tax or other benefits hereunder, then the Investment Limited Partner shall pay such Installment to the Partnership thirty (30) days after delivery by the General Partners to the Investment Limited Partner of the Payment Certificate together with an explanation of the manner in which each such statement had become true.

(e) In the event that (i) State Designation does not occur by December 31, 1998, or (ii) by September 30, 1998, the Limited Partners shall not have received a written certification of the Auditors in a form and in substance satisfactory for the purpose of achieving Cost Certification and indicating that the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is such that the Apartment Complex will be eligible to receive Tax Credit in an annual amount of at least $294,710, or (iii) at any time after the Completion Date the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is determined by the Auditors, the Tax Accountants or the Service to be such that the Apartment Complex will not be eligible to receive Tax Credit in an annual dollar amount of at least $294,710, then (a) the Managing General Partner shall pay to the Investment Limited Partner an amount equal to 99.99% of the product of (A) the excess of $2,947,100 over the total amount of Tax Credit actually allocated or expected to be allocated to the Partnership over the entire Credit Period and (B) 0.6325, and (b) the Projected Credit for each year shall thereafter be redefined to mean 99.99% of the annual amount of Tax Credit actually so allocated to the Partnership (the "Revised Projected Credit"). Any amount payable by the Managing General Partner to the Investment Limited Partner pursuant to this Section 5.1(e) shall, at the option of the Investment Limited Partner, (i) be applied first to the Installment, if any, next due to be paid by the Investment Limited Partner, and any balance of such amount payable by the Managing General Partner in excess of the amount of such Installment shall be applied to succeeding Installments, if any, and/or (ii) be paid in its entirety by the Managing General Partner directly to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

(f) If with respect to any fiscal year commencing during the sixty (60)-month period commencing on the later of (i) the Admission Date or (ii) the date on which the first building in the Apartment Complex is placed in service for the purposes of Section 42 of the Code (a "Reduction Year") the Actual Credit is or was less than the Projected Credit to the Investment Limited Partner, then the Managing General Partner shall pay to the Investment Limited Partner the Reduction Amount. The Reduction Amount shall be equal to the sum of (A) 63.25% of the excess of the Projected Credit to the Investment Limited Partner for such year over the Actual Credit for such year, plus (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Limited Partner as a result of such shortfall, assuming that each limited partner in the Investment Limited Partner used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in
Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. The Auditors shall make their determination of the amount of the Actual Credit with respect to each Reduction Year within thirty (30) days following the end of such year but such amount shall be subject to later adjustment by the Auditors or by the Service in connection with an audit. The Investment Limited Partner shall be eligible to be paid a Reduction Amount as hereinabove described with respect to each Reduction Year and may receive multiple payments of Reduction Amounts in the event of multiple changes in the Actual Credit. Any Reduction Amount shall, at the option of the Investment Limited Partner, (i) first be applied to the Installment next due to be paid by the Investment Limited Partner, with any portion of such Reduction Amount in excess of the amount of such Installment then being applied to succeeding Installments, and/or (ii) be paid in its entirety by the Managing General Partner directly to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

(g) In the event that, for any reason, with respect to any fiscal year following the fiscal years referred to in
Section 5.1(f), the amount of the Actual Credit shall be less than the Projected Credit to the Investment Limited Partner (such difference being hereinafter referred to as a "Credit Shortfall"), the Investment Limited Partner shall be treated as having made a constructive advance to the Partnership (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Limited Partner as a result of the Credit Shortfall for such year, assuming that each limited partner in the Investment Partnership used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such constructive advances shall have been deemed to have been made under this
Section 5.1(g) at 9% per annum. Credit Recovery Loans shall be payable by the Partnership as provided in Section 10.3(b), Clause Fourth.

5.2 Return of Capital Contributions

	(a) Failure to Achieve Developmental and/or Tax Credit
Benchmarks and Standards. If:

(1) all of the Low-Income Apartment Units shall not have been placed in service by October 30, 1998 (or any later date fixed by the Managing General Partner with the Consent of Investment Limited Partner), or

(2) by October 30, 1998 (or any later date fixed by the Managing General Partner with the Consent of the Investment Limited Partner) less than 72 apartment units in the Apartment Complex shall have been occupied by Qualified
Tenants, or

(3) Permanent Mortgage Commencement shall not have occurred prior to October 30, 1998 (or any later date fixed by the Managing General Partner with the Consent of the Investment Limited Partner), or

(4) State Designation shall not have occurred by December 31, 1998 (or any later date fixed by the General
Partners with the Consent of the Investment Limited
Partner), or

(5) the Partnership shall fail to meet the Minimum
Set-Aside Test or the Rent Restriction Test by the close of the first year of the Credit Period and/or fails to continue to meet either of those Tests at any time during the sixty
(60)-month period commencing on such date, or

(6) prior to Permanent Mortgage Commencement, (a) foreclosure proceedings shall have commenced under the Construction Mortgage and such proceedings shall not have been dismissed within thirty (30) days, (b) any of the commitments of any Lender or Agency to provide the Permanent Mortgages and/or any subsidy financing shall be terminated or withdrawn and not reinstated or replaced within sixty
(60) days with terms equally or more favorable to the Investment Limited Partner or terms for which the Consent of the Investment Limited Partner and (if required) the approval of any Agency or other Lender shall have been obtained, or (c) the Construction Lender shall have irrevocably refused to make any further advances under the Construction Mortgage and such decision shall not have been reversed or the Construction Lender replaced within thirty
(30) days, or

(7) if by October 30, 1998 (or any later date fixed by the Managing General Partner with the Consent of the Investment Limited Partner), the Investment Limited Partner shall not have received, in form and substance satisfactory to the Investment Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1997, the Partnership will have had incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999, so that each building in the Apartment Complex is a "qualified building" for the purposes of Section 42(h)(1)(E)(ii) of the Code, or

(8) if at any time it shall be determined by the Service or by the Tax Accountants that as of December 31, 1997 the Partnership had not incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999, or

(9) if by December 31, 1998 (or any later date fixed by the Managing General Partner with the Consent of the Investment Limited Partner) Cost Certification shall not have occurred, or

(10) if by January 31, 1998 (or any later date fixed by the Managing General Partner with the Consent of the Investment Limited Partner) Breakeven shall not have been achieved, or

(11) the Managing General Partner fails to make any advances necessary to fund payment of the Asset Management
Fee pursuant to Section 6.13,

then the Managing General Partner shall, within five (5) days of the occurrence thereof, send to the Investment Limited Partner and the Special Limited Partner notice of such event and of the Managing General Partner's obligation to repurchase the Interests of the Investment Limited Partner and the Special Limited Partner by paying to the Investment Limited Partner and the Special Limited Partner an amount (the "Repurchase Amount") equal to each such Partner's Invested Amount minus the amount, if any, of such Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third-party costs, including, but not limited to, attorney's fees incurred by or on behalf of such Partner in implementing this Section 5.2(a) in the event the Investment Limited Partner and/or the Special Limited Partner requires such a repurchase. If either the Special Limited Partner or the Investment Limited Partner elects to require a repurchase of its Interest and the payment to it of an amount equal to its Repurchase Amount, it shall send notice thereof to the Partnership within thirty (30) days after the mailing date of the Managing General Partner's notice, or at any time after the occurrence of any of the foregoing if the Managing General Partner shall not have sent notice thereof, and the Managing General Partner shall within ten (10) days after the Partnership receives any such notice from a Partner requesting the purchase of its Interest repurchase the Interest of such Partner by paying to such Partner an amount equal to its Repurchase Amount.

(b) Lender Disapproval. If any Lender and/or Agency shall disapprove, or fail to give any required approval of, the Investment Limited Partner and/or the Special Limited
Partner as a Limited Partner hereunder within one hundred eighty (180) days of the Admission Date, then such Limited
Partner shall, effective as of such time or such later time as may be selected by such Limited Partner (or such other time as may be specified by the Lender and/or Agency in its disapproval), at the option of such Limited Partner, if not directed by the Lender and/or Agency to withdraw), cease to be a Limited Partner. The Managing General Partner shall, within ten (10) days of the effective date of such cessation, pay to such Limited Partner an amount equal to its Invested Amount minus the amount, if any, of such Limited Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third party costs, including, but not limited to attorney's fees, incurred by or on behalf of such Partner in implementing this Section
5.2(b).

(c) Substitution and Indemnification. Upon the receipt by the Investment Limited Partner and/or the Special Limited Partner of the amount due to it pursuant to either Section 5.2(a) or Section 5.2(b), the Interest of such Partner shall terminate, and the Managing General Partner shall indemnify and hold harmless such Partner from any losses, damages, and liabilities to which such Partner (as a result of its participation hereunder) may be subject.

(d) Waiver of Repurchase Right. The Investment Limited Partner shall have the right to irrevocably waive its right to have its Interest repurchased pursuant to any clause or clauses of Section 5.2(a), or any portion thereof, at any time during which any of such rights shall be in effect. Such a waiver shall be exercised by delivery to the Managing General Partner of a written notice stating that the rights being waived pursuant to any specified clause or clauses of
Section 5.2(a), or any specified portion thereof, are thereby waived from that date forward.

(e) Failure to Perform. If the Managing General
Partner shall fail to make on the due date therefor any payment required under Section 5.2(a) or Section 5.2(b), time being of the essence, then, in addition to all other remedies available for such failure, the Special Limited
Partner shall have the rights set forth in Section 7.5.

            ARTICLE VI Rights, Powers and Duties of  the Managing
                       General Partner

6.1 Authorized Acts

Subject to Section 6.2, Section 6.3 and all other provisions of this Agreement, the Managing General Partner for, in the name and on behalf of the Partnership, is hereby authorized to do the following in furtherance of the purposes of the Partnership:

(1) To acquire by purchase, lease, exchange or otherwise any real or personal property;

(2) To construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

(3) To borrow money and issue evidences of indebtedness and to secure the same by mortgage, pledge or other lien on the Apartment Complex or any other assets of the Partnership;

(4) To execute the Construction and Permanent
Mortgages, the other Project Documents and all such other documents as the Managing General Partner deems necessary or appropriate in connection with the acquisition, development and financing of the Apartment Complex;

(5) To prepay in whole or in part, refinance or amend or modify the Construction and Permanent Mortgages or any other financing affecting the Apartment Complex;

(6) To employ the Management Agent (which may be an Affiliate of the Managing General Partner) and to pay reasonable compensation for its services;

(7) To employ his respective Affiliates to perform services for, or sell goods to, the Partnership;

(8) To execute contracts with the State or any subdivision or agency thereof or any other government agency to make apartments or tenants in the Apartment Complex eligible for any public-subsidy program;

(9) To execute leases of some or all of the apartment units of the Apartment Complex to a public housing authority and/or to a non-profit corporation, cooperative or other non-profit Entity; and

(10) To enter into any kind of activity and to perform and carry out contracts of any kind which may be lawfully carried on or performed by a partnership and to file all certificates and documents which may be required under the laws of the State.

6.2 Restrictions on Authority

Notwithstanding any other Section of this Agreement, the General Partners shall have no authority to perform any act in violation of applicable law, Agency or other government regulations, requirements of any Lender, or the Project Documents. In the event of any conflict between the terms of this Agreement and any applicable Agency or other government regulations or requirements of the Lender, the terms of such regulations or requirements shall govern.
Neither shall the General Partners have any authority to do any of the following acts without the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner, and in the event that any General Partner violates any provision of this Section 6.2, the Special Limited Partner shall have the rights set forth in Section 7.5:

(1) To have borrowings in excess of $10,000 in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting
Subordinated Loans;

(2) To borrow from the Partnership or commingle
Partnership funds with funds of any other Person;

(3) Following the Completion Date, to construct any new or replacement capital improvements on the Apartment
Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, excent (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

(4) To acquire any real property in addition to the Apartment Complex;

(5) To increase, decrease (except through the amortization schedule provided for in the Permanent
Mortgages), amend or modify the terms of or refinance the Construction or Permanent Mortgages;

(6) To rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Minimum Set-Aside Test or the Rent Restriction Test;

(7) To sell, exchange or otherwise convey or transfer the Apartment Complex or all or any substantial part of the assets of the Partnership;

(1)  To terminate any agreement with any Agency;

(9) To cause the Partnership to commence a proceeding seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment initiated by any Person other than the Partnership;

(10) To amend the Construction Contract, except for change orders approved by the Lenders;

(11) To pledge or assign any of the Capital
Contribution of the Investment Limited Partner or the proceeds thereof; or

(12) To do any act required to be approved or ratified by all limited partners under the Act.

6.3 Personal Services

No General Partner or Affiliate thereof shall receive any salary or other direct or indirect compensation for any services or goods provided in connection with the Partnership or the Apartment Complex, except as may be specifically provided in Section 6.13 and Article XI or as to which the prior written consent of the Special Limited Partner shall have been obtained to the precise terms thereof prior to the commencement of such services or the provision of such goods. Any Partner may engage independently or with others in other business ventures of every nature and description; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom. Any and all contractual relationships between the Partnership and any General Partner or Affiliate thereof must (i) be cancelable upon sixty (60) days' notice from the Special Limited Partner and (ii) not provided for payments in excess of those determined by the Special Limited Partner to be reasonable. Any and all compensation received directly or indirectly by any General Partner or Affiliate thereof pursuant to any such relationship must be fully disclosed and specifically itemized in reports pursuant to Section 12.7.

6.4 Business Management and Control; Tax Matters
Partner

Subject to the provisions of this Agreement, the Managing General Partner shall have the exclusive right to control the business of the Partnership. The Investment Limited Partner shall have no right to take part in the management or control of the business of the Partnership or to transact any business in the name of the Partnership. No provision of this Agreement which makes the Consent of the Investment Limited Partner a condition for the effectiveness of an action taken by the Managing General Partner is intended, and no such provision shall be construed, to give the Investment Limited Partner any participation in the control of the Partnership business. The General Partner and each of the Special Limited Partner and the Investment Limited Partner hereby consent to the exercise by the Managing General Partner of the powers conferred on him by law and this Agreement, and the Managing General Partner agrees to exercise control of the business of the Partnership only in accordance with the provisions of this Agreement. Notwithstanding the foregoing, in no event may the provisions of this Section 6.4 be invoked by any General Partner or by any other Person as a defense against or as an impediment to the ability of the Investment Limited Partner or the Special Limited Partner to take any action hereunder. All Partners hereby agree that the Managing General Partner shall serve as the "Tax Matters Partner." In the case of litigation, the Tax Matters Partner is required to file suit in the United States Tax Court unless the Consent of the Investment Limited Partner is obtained to file suit in the United States Claims Court or the United States District Court. Nothing herein shall be construed to restrict the Partnership from engaging the Auditors to assist the Tax Matters Partner in discharging his duties hereunder.

6.5 Special Duties of Caleb Community Development
    Corporation

 Caleb Community Development Corporation is delegated the following non-exclusive roles and responsibilities:

(i)	selection of a site manager with the consent of
the Managing General Partner, which shall not be unreasonably be withheld;

(ii) selection of the caretaker or maintenance person, with the consent of the Managing General
Partner, which shall not be unreasonably withheld;

(iii) marketing of the Apartment Complex units;

(iv) tenant eligibility certification;

(v) tenant leasing policies;

(vi) rent collection procedures; and

(vii) tenant participation programs and
tenant/management relations, procedures, arbitrations and evictions.

	6.6 Additional Duties and Obligations of the
Managing General Partner

(a) The Managing General Partner shall manage the affairs of the Partnership to the best of his ability, shall use his best efforts to carry out the purposes of the Partnership, and shall devote to the Partnership such time as may be necessary for the proper performance of his duties and the business of the Partnership. The Managing General Partner shall promptly take all action which may be necessary or appropriate for the proper development, maintenance and operation of the Apartment Complex in accordance with the provisions of this Agreement, the Project Documents and applicable laws and regulations, including, without limitation, funding the Construction and Development Fee to the extent Capital Contributions are insufficient. The Managing General Partner shall be responsible for the management and operation of the Partnership, including the oversight of the rent-up and operational stages of the Apartment Complex.

(b) The Managing General Partner shall use his best efforts to cause the Partnership to generate Cash Flow for distribution to the Partners at the maximum realizable level in view of (i) any applicable Agency and other regulations,
(ii) the Minimum Set-Aside Test and (iii) the Rent Restriction Test, and, if necessary, the Managing General Partner shall also use his best efforts to obtain approvals and implementation of appropriate adjustments in the rental schedule of the Apartment Complex.

(c) The Managing General Partner shall cause the
Partnership to obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to, fire and other risks generally included under "extended coverage" policies, workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to the Lenders and any Agency, or, if the Apartment Complex is no longer subject to Lender or Agency regulation or requirements, as shall be customary for apartment complexes similar to the Apartment Complex, and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes such as the Apartment Complex, (B) in the case of the "extended coverage" portion, no less than the full original replacement value of the Apartment Complex, (C) no less than such amounts as may be reasonably requested by the Investment Limited Partner and/or the Special Limited Partner from time to time, and (D) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies. No deductibles on such policies may exceed $1,000. The public liability insurance in favor of the Partnership shall be in an amount not less than $5,000,000. Through the Completion Date, or such later date as may be required by the Construction Lender or any Agency, the Managing General Partner shall also cause the Partnership to obtain and keep in force a builder's risk policy in favor of the Partnership in an amount not less than the greater of (i) the full replacement value of the Apartment Complex (excluding the value of the underlying land, the site utilities and the foundations) or (ii) such other amount as shall be required by any Agency or the Construction Lender. Throughout the term of the Partnership, the Managing General Partner shall provide copies of all such policies (or binders) to the Investment Limited Partner promptly after their receipt thereof or upon request but no less frequently than annually. The Managing General Partner shall cause the applicable insurer to name the Investment Limited Partner as an "additional insured" on each Partnership insurance policy. Prior to the expiration date for any such Partnership insurance policy, the Managing General Partner shall deliver to the Investment Limited Partner a copy of the comparable new or replacement policy, including all endorsements, exhibits and riders thereto.

(d) Except as otherwise provided herein, the obligations of the Managing General Partner hereunder shall be the joint and several obligations of each General
Partner. Except as otherwise provided in Sections 4.4(b) and 7.1, such obligations shall survive any Withdrawal of the Managing General Partner from the Partnership.

(e) The Managing General Partner shall establish and maintain reasonable reserves to provide for working capital needs, improvements, replacements and any other contingencies of the Partnership. At a minimum, the Managing General Partner shall cause the Partnership to annually deposit, commencing in 1999, $14,400 from its Cash Flow into replacement reserves; to the extent that Cash Flow (as determined before deduction of this reserve deposit) for any year shall be insufficient to make such deposit in full, the Managing General Partner shall fund such shortfall from its own funds as a Subordinated Loan.

(f) Each General Partner shall be bound by the Project
Documents, and no additional General Partner shall be admitted if he, she or it has not first agreed to be bound by this Agreement (and assume the obligations of a General
Partner hereunder) and by the Project Documents to the same extent and under the same terms as the other General
Partners.

(g) The Managing General Partner shall take all actions necessary to ensure that the Investment Limited Partner receives the full amount of the Projected Credit to the Investment Limited Partner, including, without limitation, the rental of apartments to Qualified Tenants and the filing of annual certifications as may be required. In this regard, the Managing General Partner shall, inter alia, cause (i) the Partnership to satisfy all requirements imposed from time to time under the Code with respect to rental levels and occupancy by Qualified Tenants by the close of the first year of the Credit Period and throughout the Compliance Period so as to permit the Partnership to be entitled to the maximum available Tax Credit, (ii) the Partnership to comply with all Tax Credit monitoring procedures, (iii) all Low-Income Apartment Units to be occupied pursuant to leases to Qualified Tenants for periods of not less than six (6) months, (iv) the Partnership to make all appropriate Tax Credit elections in a timely fashion, and (v) all rental units in the Apartment Complex to be available for rental by the general public and to be of equal quality and all Apartment Complex amenities to be made available to all tenants on a comparable basis without separate fees.

(h) On or before the Admission Date, the Managing
General Partner shall provide to the Investment Limited
Partner either (i) an appraisal of the Apartment Complex prepared by a competent independent appraiser or (ii) a project cost and budget analysis on an Agency form or any comparable form of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expense figures for the Apartment Complex.

(i) The Managing General Partner shall (i) not store
(except in compliance with all laws, ordinances, and regulations pertaining thereto) or dispose of any Hazardous Material at the Apartment Complex, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Investment Limited Partner with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Apartment Complex.

6.7 Representations and Warranties

The General Partners represent and warrant to the Investment Limited Partner and the Special Limited Partner as follows:

(1) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for its existence and to preserve the limited liability of the Investment Limited Partner and the Special Limited Partner.

(2) No event or proceeding has occurred or is pending or threatened which would (a) materially adversely affect the Partnership or its properties, or (b) materially adversely affect the ability of the General Partners or any of their Affiliates to perform their respective obligations hereunder or under any other agreement with respect to the Apartment Complex, other than legal proceedings which have been bonded against without recourse to Partnership assets in such manner as to stay the effect of the proceedings or otherwise have been adequately provided for. This subparagraph shall be deemed to include, without limitation, the following: (x) legal actions or proceedings before any court, commission, administrative body or other governmental authority having jurisdiction over the zoning applicable to the Apartment Complex, (y) disputes with suppliers of labor and/or materials; and (z) acts of any governmental authority.

(3) No default (or event which, with the giving of notice or the passage of time or both, would constitute a default) has occurred and is continuing under this Agreement or under any provision of the Project Documents, and the same are in full force and effect.

(4) No Partner or Related Person bears the Economic
Risk of Loss with respect to the Permanent Mortgages, except as may be expressly permitted by Article III. No General Partner has, either on his or its own behalf or on behalf of the Partnership, incurred any financial responsibility with respect to the Partnership prior to the Admission Date, other than as disclosed in writing to the Investment Limited Partner prior to the Admission Date.

(5) The Apartment Complex is being completed in a timely manner in conformity with the Project Documents. There is no violation by the Partnership or the General Partners of any zoning, environmental or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, and the Partnership has complied with all applicable municipal and other laws, ordinances and regulations relating to such construction and use of the Apartment Complex. All appropriate public utilities, including, but not limited to, water, electricity, gas (if called for in the plans and specifications), and sanitary and storm sewers, are or will be available and operating properly for each unit in the Apartment Complex at the time of the first occupancy of such unit.

(6) The Partnership owns good and marketable fee simple title to the Apartment Complex, subject to no material liens, charges or encumbrances other than those which (a) are both permitted by the Project Documents and are noted or excepted in title insurance policy delivered to the Partnership pursuant to Section 5.1(b) and (b) do not materially interfere with use of the Apartment Complex (or any part thereof) for its intended purpose or have a material adverse effect on the value of the Apartment Complex.

(7) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment Complex by each Affiliate of a General Partner which is a corporation or a limited liability company have been or will be duly authorized by all necessary organizational action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter, by-laws or other organizational documents of such Affiliate or any agreement by which such Affiliate or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

(8) Any General Partner which is a corporation or limited liability company has been duly organized, is validly existing and in good standing under the laws of its state of organization and has all requisite power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents. Neither the execution and delivery by such General Partner of this Agreement nor the performance of any of the actions of such General Partner contemplated hereby has constituted or will constitute a violation of (a) the articles of organization, by-laws, operating agreement or other organizational documents of such General Partner, (b) any agreement by which such General Partner is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

(9) No Event of Bankruptcy has occurred with respect to any General Partner or any Controlling Person of a General Partner.

(10) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, but not necessarily limited to, any account for replacement reserves, are currently funded to the levels required by the Lenders and/or any Agency.

(11) All payments and expenses required to be made or incurred in order to complete construction of the Apartment Complex in conformity with the Project Documents, to fund any reserves hereunder or under any other Project Document required to be funded at or prior to the later of the Admission Date or Permanent Mortgage Commencement, to satisfy all requirements under the Project Documents and/or which form the basis for determining the principal sum of the Permanent Mortgages and to pay the Construction and Development Fee have been or will be paid or provided for utilizing only (a) the funds available from the Construction Mortgage, (b) the Capital Contribution of the Investment Limited Partner, (c) the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, (d) the available net rental income, if any, earned by the Partnership prior to Permanent Mortgage Commencement (to the extent that it is permitted to be used for such purposes by the Lenders and/or any Agency),
(e) any insurance proceeds and (f) any funds furnished by the Managing General Partner pursuant to Sections 6.6(a) and 6.11.

(12) The amount of Tax Credit which is expected to be allocated by the Partnership to the Investment Limited
Partner is $147,340 for 1998, $294,681 per annum for each of the years 1999 through 2007 (inclusive) and $147,340 for 2008.

(13) The Apartment Complex is being developed in a manner which satisfies and shall continue to satisfy all restrictions, including tenant income and rent restrictions, applicable to projects eligible for Tax Credits and in accordance with the Agency Regulatory Agreement.

(14) The Managing General Partner has provided to the Investment Limited Partner a complete copy of a "Phase I" hazardous waste site assessment report for the Apartment Complex, prepared in accordance with ASTM standards. No General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored, transported, or disposed of, except if such storage, transport or disposition was and is at all times in compliance with all laws, ordinances, and regulations pertaining thereto; (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was and is at all times in compliance with all laws, ordinances and regulations pertaining thereto);
(iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, by any Affiliate of a General Partner, or by any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; or (y) the incurrence of any expense or loss by any such governmental authonty or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Apartment Complex or any such Site or Vessel.

(15) To the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on, transported, or disposed of on the land comprising the Apartment Complex, except to the extent any such storage, transport or disposition was at all times in compliance with all laws, ordinances, and regulations pertaining thereto.

(16) The Managing General Partner and the General have or will fulfill and will continue to fulfill all of their duties and obligations under Sections 6.3 through 6.6.

6.8 Liability on the Permanent Mortgages

Neither any General Partner nor any Related Person shall at any time bear the Economic Risk of Loss for the payment of any portion of any Mortgage, and the General
Partners shall not permit any other Partner or any Related
Person to bear the Economic Risk of Loss for the payment of any portion of any Mortgage, except as may be expressly permitted pursuant to Article III.

6.9 Indemnification of the General Partners

(a) No General Partner nor any Affiliate thereof shall have liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of any General Partner or Affiliate thereof if such General Partner or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of such General Partner or Affiliate thereof.

(b) A General Partner or any Affiliate thereof may be indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with the Partnership, provided that all of the following conditions are met: (i) such General Partner has determined, in good faith, that the course of conduct which caused the loss, judgment, liability, expense or amount paid in settlement was in the best interests of the Partnership; and (ii) such loss, judgment, liability, expense or amount paid in settlement was not the result of negligence or misconduct on the part of such General Partner or Affiliate thereof; and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership, and not from the Limited Partners.

(c) Notwithstanding the above, no General Partner or any Affiliate thereof performing services for the Partnership or any broker-dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations as to the particular indemnitee and the court approves the indemnification of such litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall, prior to seeking court approval for such indemnification, place before the court the positions of the Securities and Exchange Commission, and any applicable state securities administrator with respect to the issue of indemnification for securities law violations.

(d) The Partnership shall not incur the cost of the portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

(e) The Partnership may indemnify Affiliates of a General Partner under this Section 6.9 only if the loss involves activity in which such Affiliates acted in the capacity of a General Partner.

(f) For purposes of this Section 6.9 only, the term "Affiliate" shall mean any Person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by or is under common control with a General Partner; (ii) owns or controls ten per cent (10%) or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or (iv) if a General Partner is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

6.10 Indemnification of the Partnership and the Limited
Partners

(a) The General Partners will indemnify and hold the Partnership and the Limited Partners harmless from and against any and all losses, damages and liabilities which the Partnership or any Limited Partner may incur by reason of the (a) past, present or future actions or omissions of the General Partners or any of their Affiliates, or (b) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to (i) any Mortgage or (ii) necessary contractual obligations incurred pursuant to Agency or Lender requirements in connection with the operation of the Apartment Complex in the ordinary course of business.

(b) Notwithstanding the foregoing, no General Partner shall be liable to a Limited Partner or the Partnership for any act or omission for which the Partnership is required to indemnify such General Partner under Section 6.9.

(c) The Managing General Partner shall indemnify, defend, and hold the Limited Partners harmless from and against any claim brought or threatened against any Limited Partner or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Apartment Complex. Any claim or loss described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Limited Partners with counsel of the Limited Partners' selection, but at the expense of the Managing General Partner. Notwithstanding anything else set forth herein, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

6.11 Operating Deficits

The Managing General Partner shall be obligated to promptly advance funds to meet operating expenses (including full payment of the Asset Management Fee and reserve deposits required pursuant to Section 6.6(e) or by any Lender or Agency) and debt service of the Partnership following the later to occur of (i) the Admission Date or
(ii) Permanent Mortgage Commencement which exceed operating income attributable to such period and available for the payment thereof. In the event that the Managing General Partner shall fail to make any such advance as aforesaid,
(a) the Partnership shall utilize amounts (the "Applied Amounts") otherwise payable to the General Partners or Affiliates thereof under Section 6.13 and/or Article X to meet the obligations of the Managing General Partner pursuant to this Section 6.11, with such utilization of Applied Amounts constituting payment and satisfaction of the corresponding amounts payable to the General Partners or Affiliates thereof under Section 6.13 and/or Article X, with the proceeds thereof being applied to such obligations, and with the obligation of the Partnership to make such payments to the General Partners or Affiliates thereof pursuant to
Section 6.13 and/or Article X being deemed satisfied to the extent thereof and (b) the Special Limited Partner shall have the rights set forth in Section 7.5. For the purpose of this Section 6.11, all expenses shall be paid on a sixty
(60)-day current basis. Moreover, the Managing General Partner may in his sole discretion at any time advance funds to the Partnership to pay operating expenses and/or debt service of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test. All advances pursuant to this Section 6.11 (including any Applied Amounts) shall be Subordinated Loans repayable without interest in accordance with the provisions of
Article X.

6.12 Obligation to Complete the Construction of the Apartment Complex

The Managing General Partner shall complete the construction of the Apartment Complex substantially in accordance with the plans and specifications approved by the Lenders and/or any Agency and all requirements necessary to obtain the required certificates of occupancy for dwelling units, or cause the same to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges, and shall cause all necessary certificates of occupancy for all apartment units in the Apartment Complex to be obtained, all in accordance with the Project Documents. If the proceeds of the Construction and Permanent Mortgages, the net rental income, if any, of the Apartment Complex generated prior to the later of Permanent Mortgage Commencement or the Admission Date and which is permitted by the Lenders and/or any Agency to be utilized for any of the purposes hereinafter set forth, the Capital Contribution of the Investment Limited Partner, the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, and any insurance proceeds arising out of casualties prior to the later of Permanent Mortgage Commencement or the Admission Date as available from time to time are insufficient to (i) acquire and complete the construction of the Apartment Complex and satisfy all other obligations, all as provided in the first sentence of this
Section 6.12, (ii) pay the Construction and Development Fee,
(iii) arrive at Permanent Mortgage Commencement in conformity with the Project Documents, (iv) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to any such insurance proceeds, and (v) provide for all other payments and expenses required to be made or incurred through the later of Permanent Mortgage Commencement or the Admission Date, including the funding of any reserves required hereunder or under any other Project Document and the repayment in full of all obligations under the Construction Mortgage, the Managing General Partner in his capacity as developer shall be responsible for and obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of the Lenders and/or any Agency, be reimbursed at or prior to the later of Permanent Mortgage Commencement or the Admission Date only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any amounts not reimbursed through the later of Permanent Mortgage Commencement or the Admission Date or from the proceeds of the Capital Contribution of the Investment Limited Partner as provided in Section 5.1 shall not be reimbursable or otherwise change the Interest of any Person in the Partnership but shall be borne by the Managing General Partner in his capacity as developer; provided, however, that, notwithstanding the foregoing, to the extent any such amounts represent items which are properly included in the Partnership's Qualified Basis and result in an increase in the amount of Tax Credit allocated and available to the Partnership over and above the amount of Tax Credit required in order to achieve State Designation ("Includable Items"), the Managing General Partner shall make an additional Capital Contribution in the amount of the Includable Items and the Partnership shall utilize the proceeds of such additional Capital Contribution to pay the Includable Items. In the event that the Managing General Partner and/or the Developer shall fail to fund any such deficiency as required by this Section 6.12, an amount not in excess of the unpaid portion of the Construction and Development Fee due to the Developer, the Managing General Partners or any of his Affiliates under Section 6.13 or any other provision hereof shall be applied by the Partnership to meet such obligation of the Managing General Partner and/or the Developer, and, to the extent there may still be a deficiency, any amounts otherwise payable as the Partnership Management Fee or distributable to the General Partners pursuant to Article X shall also be so applied. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the amount of the Fee or such other item which such funds had been earmarked to pay, and the obligation of the Managing General Partner and/or the Developer to advance such amount under this Section 6.12 shall be satisfied to the extent of such application.

6.13 Certain Payments to the General Partners and
     Others

(a) The Partnership shall pay to the General Partners a cumulative fee (the "Partnership Management Fee") commencing in 1999 for their services in connection with the administration of the day to day business of the Partnership in an annual amount equal to $7,200 per annum. The Partnership Management Fee for each fiscal year of the Partnership shall be payable from Cash Flow in the manner and priority set forth in Section 10.3(a) to the extent Cash Flow is available therefor for such year; provided, however, that if in any fiscal year commencing with 1999, Cash Flow is insufficient to pay the full amount of the Partnership Management Fee, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in Article X.

(b) In consideration of his consultation, advice and other services in connection with the construction and development of the Apartment Complex and as consideration for the assignment described in Section 6.14, the Partnership shall pay to the General Partners (or their designee) a construction and development fee (the "Construction and Development Fee") in the amount of $435,000 (of which $87,000 shall be paid to the General Partner and $348,000 to the Managing General Partner), which fee shall be earned in full as to each building in the Apartment Complex as of the date such building is completed. The Construction and Development Fee shall be payable $168,397 at the time of the Second Installment and $266,603 at the time of the payment of the Third Installment.

	(c) The Partnership shall pay to BCCLP or an Affiliate thereof a fee (the "Asset Management Fee") commencing in 1999 for its services in connection with the Partnership's accounting matters relating to the Investment Limited
Partner and assisting with the preparation of tax returns and the reports required by Section 12.7 in the annual amount of $7,200. The Asset Management Fee shall be payable from Cash Flow in the manner and priority set forth in
Section 10.3(a); provided, however, that if in any fiscal year commencing with 1999, Cash Flow is insufficient to pay the full amount of the Asset Management Fee and the shortfall is not paid from funds advanced pursuant to
Section 6.11, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in Article X.

(d) In consideration of its services in connection with any sale of the Apartment Complex in accordance with this Agreement, the General Partner (or its designee) shall be entitled to a Sales Disposition Fee (the "Sales
Disposition Fee") in the amount of 3% of the sales price of the Apartment Complex. Such fee will be reduced to the extent necessary so that all fees and expenses to the Partnership in connection with such sale will not exceed 6% as required by Article III.D.

	(e)	As reimbursement for costs incurred in connection
with the development of the Apartment Complex, the Partnership shall pay to the Managing General Partner (or his designee) an overhead reimbursement (the "Developer's
Overhead Reimbursement") in the amount of $11,941, which amount shall be earned in full as to each building in the Apartment Complex as of the date such building is completed.
The Developer's Overhead Reimbursement shall be payable in the amount of $11,941 at the time of the payment of the Third Installment.

6.14 Assignment to Partnership

The General Partners hereby transfer and assign to the Partnership all of their right, title and interest in and to the Apartment Complex and in and to all of the Project Documents, including, but not limited to, the following: (i) all contracts with architects, supervising architects, engineers and contractors with respect to the development of the Apartment Complex; (ii) all plans, specifications and working drawings heretofore prepared or obtained in connection with the Apartment Complex; (iii) all governmental commitments and approvals obtained, and applications therefor, including, but not limited to, those relating to planning, zoning, building permits and Tax Credit; (iv) any and all commitments with respect to any Mortgage(s); (v) any and all contracts or rights with respect to any agreements with the Lenders and any Agency; and (vi) any other work product related to the Apartment Complex and/or the Partnership, all of which shall have an agreed to value of $1.00 for purposes of determining the opening Capital Account of the General Partners.

       ARTICLE VII Withdrawal of a General Partner; New General
                   Partners

7.1 Withdrawal

No General Partner shall Withdraw from the Partnership (other than by reason of death or ad)udication of incompetence or insanity) or sell, assign or encumber his or its Interest without the Consent of the Investment Limited Partner and any other General Partners, if any, except that if the Special Limited Partner or a designee thereof becomes a General Partner, it shall not be required to obtain the consent of any other General Partner to transfer all or any portion of its interest as a General Partner, other than as may be required under the Act. In the event of any Withdrawal by a General Partner in violation of this Section 7.1, such General Partner, in addition to being subject to any and all other legal remedies which may be pursued by the Partners, shall forfeit to the Special Limited Partner or its designee, such General Partner's Interest and all unpaid fees from the Partnership and shall remain liable for all of the Withdrawing General Partner's obligations under this Agreement. In addition, upon such Withdrawal and transfer, the Special Limited Partner or its designee shall automatically become a General Partner on the terms set forth in Section 7.5 without further action by the Withdrawing General Partner or any other Partner, and each Partner hereby consents to such transfer and to the admission of the Special Limited Partner or its designee as a General Partner in such a situation. Such transfer shall occur automatically upon such Withdrawal without further action by such Withdrawing General Partner.

7.2 Obligation to Continue

Upon the Withdrawal of a General Partner, the remaining General Partner, if any, shall have the right and obligation to continue the business of the Partnership employing its assets and name, all as contemplated by the Act. Within thirty (30) days after they obtain knowledge of the Withdrawal of a General Partner, the remaining General
Partner, if any, shall notify the Limited Partners of such Withdrawal.

7.3 Withdrawal of All General Partners

If, following the Withdrawal of a General Partner, there is no remaining General Partner, the Investment Limited Partner and the Special Limited Partner may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in
Section 2.4 by selecting a successor General Partner. If the Investment Limited Partner and the Special Limited Partner elect to reconstitute the Partnership pursuant to this
Section 7.3 and admit the designated successor General Partner, the relationship among the then Partners shall be governed by this Agreement.

7.4 Interest of General Partner After Permitted
Withdrawal

In the event of the Withdrawal of a General Partner not in violation of Section 7.1 and except as otherwise provided in Section 4.4(b), the Withdrawing General Partner hereby covenants and agrees to transfer to the remaining General Partner, if any, or to a successor General Partner selected in accordance with Section 7.3, as the case may be, such portion of the Withdrawing General Partner's Interest as such remaining or successor General Partners may designate, such transfer to be made in consideration of the payment by the transferee of either the agreed value of such Interest or, if such value is not agreed to, the fair market value of such Interest as determined by a committee of three qualified real estate appraisers, one selected by the Withdrawing General Partner, one selected by the transferee and a third selected by the other two. The portion of the Withdrawing General Partner's Interest designated to be transferred in accordance with the provisions of this
Section 7.4 shall be sufficient to ensure the continued treatment of the Partnership as a partnership under the Code and as a limited partnership under the Act, and, for the purposes of Article X, shall be deemed to be effective as of the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer shall have been made. Any holder of any portion of the Interest of a Withdrawing General Partner which is not designated to be transferred to the remaining or successor General Partners pursuant to the provisions of this Section
7.4 shall become an Additional Limited Partner but (i) with the same share of the profits, losses, tax credits, Cash Flow and other distributions to which the holder of such Interest was entitled when held as a General Partner Interest, and (ii) shall not participate in the votes or Consents of the Investment Limited Partner hereunder. The admission of any successor or additional General Partner shall be subject to the consent of the Lenders and any Agency (if required) and the Consent of the Investment Limited Partner.

7.5 Admission of Additional General Partner(s) under
    Certain Circumstances

In the event that a General Partner violates any provision of this Agreement, the Special Limited Partner, in its sole discretion, shall have the option at any time thereafter to cause itself or its designee to be admitted as an additional General Partner on the terms set forth herein without any further action by any other Partner. Upon any such admission of an additional General Partner and in consideration of the payment of $10, all pre-existing General Partners shall be deemed to have transferred (ratably in accordance with their respective Interests) to the additional General Partner such portion of their respective General Partner interests so that the additional General Partner shall receive not less than a one percent (1%) interest in all profits, losses, tax credits and distributions of the Partnership (such transfer notwithstanding, the Special Limited Partner shall also retain its status as such, and its interest in the Partnership as the Special Limited Partner shall not be affected). An additional General Partner so admitted shall automatically become the Managing General Partner and be irrevocably delegated all of the power and authority of all of the other General Partners pursuant to Section 6.4. Any such additional General Partner shall have the right to withdraw as a General Partner at any time, leaving the pre-existing General Partners once again as the only General Partners, the provisions of this Article VII notwithstanding. Each Partner hereby grants to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law and coupled with an interest, to amend the Certificate and this Agreement and to do anything else which, in the view of the Special Limited Partner, may be necessary or appropriate to accomplish the purposes of this Section 7.5 or to enable any additional General Partner admitted pursuant to this Section 7.5 to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner from and against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.

    ARTICLE VIII Transferability of Limited Partner Interests

8.1 Assignments

(a) Except by operation of law (including the laws of descent and distribution), no Limited Partner may assign all or any part of its Interest without the written consent of the General Partners, the giving or withholding of which is exclusively within their discretion.

(b) An assignee of a Limited Partner who does not become a Substituted Limited Partner shall have, and shall only have, the right to receive the share of allocations and distributions of the Partnership to which the assigning Limited Partner would have been entitled with respect to the Interest (or portion thereof) so assigned if no such assignment had been made by such Limited Partner. Any assigning Limited Partner whose permitted assignee becomes a Substituted Limited Partner shall thereupon cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner. Where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize such assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith.

(c) Every assignee of a Limited Partner Interest (or any portion thereof) who desires to make a further assignment of its Interest shall be subject to all the provisions of this Article VIII.

8.2 Substituted Limited Partner

No Limited Partner shall have the right to substitute an assignee as Limited Partner in its place. Subject to
Section 8.3, the General Partners may, however, in their sole discretion, permit an assignee to become a Substituted
Limited Partner. The consent of the General Partners to an assignment of a Limited Partner Interest under Section 8.1 shall not, in and of itself, constitute permission under this Section 8.2.

Any Substituted Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify the agreement of such Substituted Limited Partner to be bound by all the provisions of this Agreement and shall pay the Partnership's reasonable legal fees and filing costs in connection with its substitution as a Limited Partner.

8.3 Restrictions

(a) No Disposition may be made if such Disposition would violate Section 13.1.

(b) In no event shall all or any part of a Limited
Partner Interest be Disposed of to a minor (other than to a descendant by reason of death) or to an incompetent.

(c) The General Partners may, in addition to any other requirement they may impose, require as a condition of any Disposition that the transferor (i) assume all costs incurred by the Partnership in connection therewith and (ii) furnish the Partnership and the other Partners with an opinion of counsel satisfactory to counsel to the Partnership that such Disposition complies with applicable Federal and state securities laws.

(d) Any sale, exchange, transfer or other Disposition in contravention of any of the provisions of this Section
8.3 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

                   ARTICLE IX Borrowings

All Partnership borrowings shall be subject to the terms of this Agreement, including, but not limited to, the restrictions of Section 6.2, and may be made from any source, including Partners and their Affiliates. Any Partnership borrowings from any Partner shall be subject to the prior written consent of the Special Limited Partner and any Lender or Agency (if required under applicable Lender or Agency regulations or requirements). If any Partner shall lend any monies to the Partnership, the amount of any such loan shall not be an increase of such Partner's Capital Contribution. If any Partner shall so lend monies, each such loan shall be an obligation of the Partnership and (except for Subordinated Loans) shall be repayable to such Partner on the same basis and with the same rate of interest as would be applicable to a comparable loan to the Partnership from a third party. Funds provided by the Managing General Partner to the Partnership pursuant to Section 6.11 shall not constitute borrowings for the purposes of this Article IX or for any other purposes.

 ARTICLE X Profits, Losses, Tax Credits, Distributions and
                  Capital Accounts

10.1 Capital and Capital Accounts

(a) The Capital Contribution of each Partner shall be as set forth on Schedule A. No interest shall be paid on any Capital Contribution. No Partner shall have the right to withdraw its Capital Contribution or to demand and receive property of the Partnership in return for its Capital Contribution, except as may be specifically provided in this Agreement or required by law.

(b) An individual Capital Account shall be established and maintained on behalf of each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. In accordance with Treasury Regulation Section 1.704-l(b), the Capital Account of each partner shall consist of (i) the amount of cash such Partner has contributed to the Partnership plus (ii) the fair market value of any property such Partner has contributed to the Partnership net of any liabilities assumed by the Partnership or to which such property is subject plus (iii) the amount of profits or income (including tax-exempt income) allocated to such Partner less
(iv) the amount of losses and deductions allocated to such Partner less (v) the amount of all cash distributed to such Partner less (vi) the fair market value of any property distributed to such Partner net of any liabilities assumed by such Partner or to which such property is subject less
(vii) such Partner's share of any other expenditures which are not deductible by the Partnership for Federal income tax purposes or which are not allowable as additions to the basis of Partnership property and shall be (viii) subject to such other adjustments as may be required under the Code. The Capital Account of a Partner shall not be affected by any adjustments to basis made pursuant to Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Code.

The original Capital Account established for any Substituted Partner (as hereinafter defined) shall be in the same amount as, and shall replace, the Capital Account of the Partner which such Substituted Partner succeeds, and, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substituted Partner succeeds. The term "Substituted Partner," as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to all or any part of the Interest of a Partner by assignment of all or any part of a Partner's Interest. To the extent a Substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such transferee Substituted Partner and his Capital Contribution shall be in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferee receives, and the Capital Account of the transferor Partner who retains a portion of his former Interest and his Capital Contribution shall continue, and not be replaced, in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferor Partner retains. Nothing in this
Section 10.1(b) shall affect the limitations on transferability of Interests set forth in Article VII or
Article VIII.

10.2 Profits, Losses and Tax Credits

(a) Except as otherwise specifically provided in this Article, for each Partnership fiscal year or portion thereof, all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and tax credits incurred or accrued on or after the Commencement
Date, other than those arising from a Capital Transaction, shall be allocated 99.99% to the Investment Limited Partner and .01% to the General Partners.

(b) Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital
Transaction shall be allocated to the Partners as follows:

	As to profits:

First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative
Capital Account balances until all such Capital Accounts shall have zero balances; and

Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals, as nearly as possible, the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Fourth, Sixth, Seventh, Eighth, Ninth and Tenth of Section 10.3(b).

As to losses:

First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Fourth, Sixth, Seventh, Eighth, Ninth and Tenth of Section 10.3(b); and

Second, the balance, if any, of such losses shall be allocated .01% to the General Partners and 99.99% to the Investment Limited Partner.

(c) Notwithstanding the foregoing provisions of Sections 10.2(a) and 10.3(b), in no event shall any losses be allocated to the Investment Limited Partner, the Special Limited Partner, or to any additional General Partner admitted pursuant to any of Section 4.4(b), Section 5.2(e),
Section 7.1(a) or Section 7.5, if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Partner's Capital Account to exceed such Partner's obligation (actual or deemed under Treasury Regulation
Section 1.704-l(b)(2)(ii)(c)) to restore a deficit balance in such Partner's Capital Account plus such Partner's share of Partnership Minimum Gain plus such Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to a Partner by virtue of the application of this Section 10.2(c) shall be allocated to the General Partners. For the purposes of this Section 10.2(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

10.3 Cash Distributions Prior to Dissolution

(a) Cash Flow

Subject to Agency and Lender approval (if required), Cash Flow for each fiscal year or portion thereof of the Partnership shall be applied in the following priority:

First, to the payment of the Asset Management Fee for such year and for any previous year(s) as to which the Asset
Management Fee shall not yet have been paid in full;

Second, to the repayment of any Subordinated Loans;

Third, to the payment of the Partnership Management
Fee attributable to such year and for any previous year(s) as to which the Partnership Management Fee shall not yet have been paid in full;

Fourth, to the payment of the Incentive Management Fee of up to $3,000 for such year; and

Fifth, any balance 49% to the Managing General
Partner, 1% to Caleb Community Development Corporation and
50% to the Investment Limited Partner;

provided, however, that during such time as Agency regulations are applicable to the Apartment Complex, the total amount of Cash Flow which may be so distributed to the Partners in respect to any fiscal year shall not exceed such amounts as Agency regulations permit to be distributed.

(b) Distributions of other than Cash Flow

Prior to dissolution, if the General Partners shall determine from time to time that cash is available for distribution from a Capital Transaction, such cash shall be applied or distributed as follows:

First, to the payment of all matured debts and liabilities of the Partnership (including, but not limited to, all expenses of the Partnership incident to the Capital
Transaction), excluding (i) debts and liabilities of the Partnership to Partners or their Affiliates and (ii) all unpaid fees owing to the General Partners or their Affiliates; and to the establishment of any reserves which the General Partners and the Auditors shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

Second, to the payment of any accrued and unpaid Asset
Management Fees;

Third, to the payment of any accrued and unpaid
Partnership Management Fees;

Fourth, to the payment to the Investment Limited
Partner of the full amount (including interest) of any Credit Recovery Loans;

Fifth, to the repayment of any Subordinated Loans;

Sixth, to the repayment of any then-unpaid debts and liabilities owed to Partners or Affiliates thereof by the Partnership for Partnership obligations (exclusive of Credit Recovery Loans and Subordinated Loans) to any of them, including, but not limited to, any accrued and unpaid Partnership Management Fee for the fiscal year of the Capital Transaction; provided, however, that any debts or obligations to be repaid to any Limited Partner or Affiliate thereof pursuant to this Clause Sixth shall be repaid prior to the repayment of any such debts or obligations to any General Partner or Affiliate thereof;

Seventh, to the payment to the Investment Limited
Partner of an amount equal to its paid-in capital, less any prior distributions made to such Investment Limited Partner under this Clause Seventh, but never an amount less than zero;

Eighth, to the repayment to the General Partners of their paid-in Capital Contributions minus any prior distributions made to them under this Clause Eighth and under Section 10.1(b), but never an amount less than zero;

Ninth, to the payment of the Sales Disposition Fee; and

Tenth, any balance 49.999% to the Investment Limited
Partner, .001% to the Special Limited Partner, 49% to the
Managing General Partner and 1% to Caleb Community
Development Corporation.

10.4 Distributions Upon Dissolution

(a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.3(b) and 10.4(b). In the event that a General Partner, other than a General Partner admitted pursuant to any of Section 4.4(b), Section 5.2(e),
Section 7.1(a) or Section 7.5, or Additional Limited Partner has a negative balance in its Capital Account following the liquidation of the Partnership or such Partner's Interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such Partner shall pay to the Partnership in cash an amount equal to the negative balance in such Partner's Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

(b) With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.2(b), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.4(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Regulation Section 1.704-l(b). This Section 10.4(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.4(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investment Limited Partner.

10.5 Special Provisions

(a) Except as otherwise provided in this Agreement, all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, tax credits and cash distributions shared by a class of Partners shall be shared by each Partner in such class in the ratio of such Partner's paid-in Capital Contribution to the paid-in Class Contribution of the class of Partners of which such Partner is a member.

(b)  Notwithstanding the foregoing provisions of this
Article X:

(i)  If (a) the Partnership incurs recourse
obligations or Partner Non-Recourse Debt (including, without limitation, Subordinated Loans) or (b) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise
(collectively "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations (consisting of deductions other than cost recovery deductions) shall be allocated to the General Partners; and second, the balance of deductions (including all cost recovery deductions) shall be allocated as provided in Section 10.2(a). For purposes of this section, extraordinary events include casualty losses, losses resulting from liability to third parties for tortious injury, losses resulting from a breach of legal duty by the Partnership or by the General Partners, and losses resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.5(b)(i) shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

(ii) If any Recourse Obligations shall be repaid from Cash Flow generated in respect of any Partnership taxable year, then the allocation of profits and losses under Section 10.2(a) for such year shall be adjusted as follows: first, the General Partners shall be allocated an amount of the gross income of the Partnership equal to the lesser of (i) the amount of items of Loss previously allocated to the General
Partner under Section 10.5(b)(i) and not previously offset by allocations of Profits or items thereof, and
(ii) the amount of the excess expenses repaid in such year.

(iii) If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Apartment Complex and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.3(b) or Section 10.4, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each Partner based on Section 10.3(b) or Section 10.4 as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective Partners shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

(iv) Income, gain, loss and deduction with respect to any asset which has a variation between its basis computed in accordance with Treasury Regulation Section
1.704-l(b) and its basis computed for Federal income tax purposes shall be shared among the Partners so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section
1.704-l(b)(2)(iv)(g).

(v) The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in accordance with Treasury
Regulation Section 1.704-l(b)(2)(iv). Profits and losses for federal income tax purposes shall be computed and allocated in the same manner as set forth in this Article X, except as provided in Section
10.5(b)(iv).

(vi) If there is a net decrease in Partnership
Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership
Minimum Gain during the year, before any other allocation of Partnership items for such taxable year.
A Partner shall not be subject to this mandatory allocation of income or gain to the extent that any of the exceptions provided in Treasury Regulation Section
1.704-2(f)(2)-(5) applies. All allocations pursuant to this Section 10.5(b)(vi) shall be in accordance with Treasury Regulation Section 1.704-2(f). This provision is a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) and shall be construed as such.

(vii) If there is a net decrease in Partner
Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section
1.704-2(f)(2)-(5) applies. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under Section
704 of the Code.

(viii) If a Limited Partner unexpectedly receives
(a) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made (1) pursuant to Section 704(e)(2) of the Code to a donee of an Interest, (2) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or
(3) pursuant to Regulation Section 1.751-l(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (b) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's
Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) the amount of such Partner's obligation (actual or deemed), to restore a negative balance in such Partner's Capital Account plus
(iii) such Partner's share of Partner Non-Recourse Debt
Minimum Gain, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section
10.5(b)(viii), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

(ix) In the event that any fee payable to any General Partner or any Affiliate thereof shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner in the year(s) of payment an amount of gross income equal to the amount of such distribution in such year.

(x) In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

(1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

(2) Capital Accounts shall be reduced by distributions of Cash Flow under Section
10.3(a).

(3) Capital Accounts shall be reduced by distributions from Capital Transactions under
Section 10.3(b).

(4) Capital Accounts shall be increased by any minimum gain chargeback under Section
10.5(b)(vi) or Section 10.5(b)(vii).

(5) Capital Accounts shall be increased by any qualified income offset under Section
10.5(b)(viii).

(6) Capital Accounts shall be increased by allocations of profits under Section 10.2(a).

(7) Capital Accounts shall be reduced by allocations of losses under Section 10.2(a).

(8) Capital Accounts shall be reduced by allocations of losses under Section 10.2(b).

(9) Capital Accounts shall be increased by allocations of profits under Section 10.2(b).

(xi) To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amounts they would have reflected if adjustments required by Sections
10.5(b)(vi), 10.5(b)(vii) and 10.5(b)(viii) had not
occurred.

10.6 Authority of the General Partners to Vary
Allocations to Preserve and Protect the Partners'
Intent

(a) It is the intent of the Partners that each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) shall be determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, the General Partners are hereby authorized and directed to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) arising in any year differently than otherwise provided for in this Agreement to the extent that allocating profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) in the manner provided for herein would cause the determinations and allocations of each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) not to be permitted by Section 704(b) of the Code. Any allocation made pursuant to this Section 10.6 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Partner shall be required.

(b) In making any allocation (the "New Allocation") under Section 10.6(a), the General Partners are authorized to act only after having been advised in writing by the Tax Accountants or the Special Limited Partner that, under
Section 704(b) of the Code, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then-current year or in any preceding year, each Partner's distributive share of profits, tax-exempt income, losses, non-deductible noncapitalizable expenditures and credits (or any item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code.

(c) If the General Partners are required by Section
10.6(a) to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for herein, then the General Partners are authorized and directed, only after having been advised in writing by the Tax Accountants or the Special Limited Partner that such an allocation is permitted by Section 704(b) of the Code, to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and any item thereof) arising in later years in such manner so as to bring the allocations of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and each item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Agreement.

(d) New Allocations made by the General Partners under
Section 10.6(a) and Section 10.6(c) in reliance upon the advice of the Tax Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.

                    ARTICLE XI Management Agent

A. The General Partners shall engage the Management
Agent to manage the Apartment Complex pursuant to the Management Agreement. The initial Management Agent shall be Calhoun Property Management, Inc. The Management Agent shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by the Agency and Lenders (if such approval is required) or, when the Apartment Complex is not subject to Agency and Lender regulation, in accordance with a reasonable and competitive fee arrangement and in no event in excess of 5% of gross rental income from the Apartment Complex. From and after the Admission Date, the Partnership shall not enter into any Management Agreement or modify or extend any Management Agreement unless (i) the General Partners shall have obtained the prior written consent of the Special Limited Partner to the identity of the Management Agent and the terms of the Management Agreement or the modification or extension thereof and (ii) such new Management Agreement or modified or extended Management Agreement provides that it is terminable by the Partnership on thirty (30) days' notice by the Partnership in the event of any change in the identity of the General Partners.

	B. No duplicate property management fees shall be paid to any Person.

 C. If (i) the Management Agent is the Managing General Partner or an Affiliate of the Managing General Partner, and
(a) the Apartment Complex shall be subject to a substantial building code violation which shall not have been cured within six months after notice from the applicable governmental agency or department or (b) the Partnership shall not have Cash Flow of at least $14,400 during any year after 1998, or (ii) an Event of Bankruptcy shall occur with respect to the Management Agent, or (iii) the Management Agent shall commit willful misconduct or gross negligence in its conduct of its duties and obligations under the Management Agreement or (iv) there is any change in the identity of the Managing General Partner, or (v) (subject to the last sentence of Article XI.C.) the Management Agent is cited by any Agency, including the Credit Agency or any other governmental agency, for a material violation or alleged material violation of any applicable rules, regulations or requirements, including, but not limited to, non-compliance with the Minimum Set-Aside Test, the Rent Restriction Test or any other Tax Credit-related provision, then, upon request by the Special Limited Partner and subject to Agency approval, if required, the Managing General Partner must cause the Partnership to promptly terminate the Management Agreement with the Management Agent and appoint a new Management Agent selected by the Special Limited Partner, which new Management Agent shall not be an Affiliate of the Managing General Partner. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effectuate the provisions of this Article XI.C. Subject to Agency approval, if required, the Partnership shall not enter into any future management arrangement or renew or extend any existing management arrangement unless such arrangement is terminable without penalty upon the occurrence of the events described in this Article XI. Notwithstanding the foregoing, with respect to any material violation or alleged violation of clause (v) above, the Managing General Partner shall be given a period of 60 days after notice of any violation to cure the event or condition cited by any such agency prior to any removal by the Special Limited Partner.

D. The General Partners shall have the duty to manage the Apartment Complex during any period when there is no Management Agent.

E. The Partnership shall pay to the General Partner on an annual non-cumulative basis an Incentive Management Fee for its services in achieving high operating efficiency of the Apartment Complex (such fee to be treated as a Partnership expense regardless of its treatment for Lender purposes), which fee for each fiscal year shall in an amount be equal to $3,000 and payable only from and to the extent of Cash Flow, after payment of all other obligations of the partnership, including the Asset Management Fee.

 ARTICLE XII Books and Records, Accounting, Tax Elections,
             Etc.

12.1 Books and Records

The Partnership shall maintain all books and records which are required under the Act by any governmental agency having jurisdiction and may maintain such other books and records as the Managing General Partner in his discretion deems advisable. Every Limited Partner, or its duly authorized representatives, shall at all times have access to the records of the Partnership at the principal office of the Partnership at any and all reasonable times, and may inspect and copy any of such records. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

The Managing General Partner shall maintain and store all original Qualified Tenant files in fire-proof storage facilities in a secure location. Subject to the consent of the Investment Limited Partner, the Managing General Partner may utilize microfiche or other similar storage technologies to maintain the integrity of the original Qualified Tenant files.

12.2 Bank Accounts

The bank accounts of the Partnership shall be maintained in the Partnership's name with such financial institutions as the Managing General Partner shall determine; provided, however, that no such account may be held in a bank which is an Affiliate of any General Partner unless the prior written consent of the Special Limited Partner shall have been received thereto. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Managing General Partner may determine. All deposits (including security deposits and other funds required to be escrowed by the Lenders) and other funds not needed in the operation of the business shall be deposited, if required by applicable law and to the extent permitted by applicable Agency or Mortgage requirements, in interestbearing accounts or invested in United States Government obligations maturing within one year.

12.3 Auditors

(a) The Auditors shall prepare, for execution by the Managing General Partner, all tax returns of the Partnership. Prior to the filing of the Partnership tax returns, and in no event later than February 1 of each year, the Auditors shall deliver the tax returns for such year to the Tax Accountants for their review and comment. If a dispute arises between the Auditors and the Tax Accountants over the proper preparation of the tax returns and such dispute cannot be resolved by the Auditors and the Tax Accountants by March 1 of such year, then the Tax Accountants shall make the final decision on whether any changes are necessary. The Partnership shall reimburse BCCLP for all costs and expenses paid to the Tax Accountants for the aforementioned services.

(b) The Auditors shall audit and certify all annual financial reports to the Partners in accordance with generally accepted auditing standards.

(c) If the Partnership fails to fulfill any of its obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, at any time thereafter upon notice from the Special Limited Partner that a change in the identity of the Auditors is desired, the Managing General Partner, on behalf of the Partnership, shall promptly terminate the Partnership's engagement of the Auditors, and the written consent of the Special Limited Partner must be received to the appointment of replacement Auditors. If no such consent is received to the appointment of replacement Auditors within thirty (30) days of the notice from the Special Limited Partner to replace the Auditors, then the Special Limited Partner shall appoint replacement Auditors of its own choosing, the cost of which shall be borne by the Partnership as a Partnership expense. All Partners hereby grant to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law, coupled with an interest, to so appoint replacement Auditors and to do anything else which in the view of the Special Limited Partner may be necessary or appropriate to accomplish the purposes of this Section 12.3(c).

12.4 Cost Recovery and Elections

(a) With respect to all depreciable assets for which cost recovery deductions are permitted, the Partnership shall elect to use, so far as permitted by the provisions of the Code, accelerated cost recovery methods. However, the Partnership may change to another method of cost recovery if such other method is, in the opinion of the Auditors, more advantageous to the Investment Limited Partner and the limited partners thereof.

(b) Subject to the provisions of Section 12.5, all other elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in such manner as will, in the opinion of the Auditors, be most advantageous to the Investment Limited Partner and the limited partners thereof.

12.5 Special Basis Adjustments

In the event of a transfer of all or any part of the Interest of the Investment Limited Partner or a transfer of all or any part of an interest of a partner of the Investment Limited Partner, the Partnership shall elect, upon the request of the Investment Limited Partner, pursuant to Section 754 of the Code, to adjust the basis of the Partnership property. Any adjustments made pursuant to said
Section 754 shall affect only the successor in interest to the transferring Partner or partner thereof. Each Partner will furnish the Partnership all information necessary to give effect to such election.

12.6 Fiscal Year

The fiscal and tax year of the Partnership shall be the calendar year. The books of the Partnership shall be kept on an accrual basis.

12.7 Information to Partners

(a) The Managing General Partner shall cause to be prepared and distributed to all Persons who were Partners at any time during a fiscal year of the Partnership:

(i) Within forty-five (45) days after the end of each fiscal year of the Partnership, (A) a balance sheet as of the end of such fiscal year, a statement of income, a statement of partners' equity, and a statement of cash flows, each for the year then ended, all of which, except the statement of cash flows, shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Auditors containing an opinion of the Auditors, and (B) a report of the activities of the Partnership during the period covered by the report. With respect to any distribution to the Investment Limited Partner, the report called for shall separately identify distributions from (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of property and investments, (4) lease payments on net leases with builders and sellers, (5) reserves from the gross proceeds of the Capital Contribution of the Investment Limited Partner, (6) borrowed monies, and (7) transactions outside of the ordinary course of business with a description thereof.

(ii) Within thirty (30) days after the end of each fiscal year of the Partnership, all information relating to the Partnership and/or the Apartment Complex which is necessary, in the view of the Tax Accountants, for the preparation of the Limited Partners' Federal income tax returns together with a draft of the Partnership's Federal income tax return and, promptly following the filing thereof with the Service, a final copy of such return as filed.

	(iii) Within thirty (30) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

(A) a balance sheet, which may be unaudited;

(B) a statement of income and expenses for the quarter then ended, which may be unaudited, in the form specified by BCCLP;

(C) a statement of cash flows for the quarter then ended, which may be unaudited;

(D) a certification of the Managing General
Partner that the Apartment Complex and its tenants are in compliance with all applicable federal, state and local requirements and regulations;

(E) a low-income housing tax credit monitoring form and an Occupancy/Rental Report, all in the form specified by BCCLP;

(F) a copy of the rent roll for the Apartment
Complex; and

(G) all other information which would be pertinant to a reasonable investor regarding the Partnership and its activities during the quarter covered by the report.

(iv) Within forty five (45) days after the end of each fiscal year of the Partnership a copy of the annual report or Form(s) 8609 to be filed with the United States Department of the Treasury concerning the status of the Apartment Complex as low-income housing and any reports filed in connection with the compliance monitoring conducted by the Credit
Agency.

(b) Upon the written request of the Investment Limited
Partner for further information with respect to any matter covered in item (a) above, the Managing General Partner shall furnish such information within thirty (30) days of receipt of such request.

(c) Within ninety (90) days after the end of each fiscal year of the Partnership, the Managing General Partner shall provide to the Limited Partners:

(i)  a certification from the Managing General
Partner that (A) all Construction and/or Permanent
Mortgage payments and taxes and insurance with respect to the Apartment Complex are current as of the date of the year-end report, (B) there is no default under the Project Documents or this Agreement, or if there is any such default, a detailed description thereof, and (C) there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any such violation, a detailed description thereof; and

(ii) a descriptive statement of all transactions during the fiscal year between the Partnership and General Partners or any Affiliate thereof, including the nature of the transaction and the payments involved.

(d) Within fifteen (15) days after the end of any calendar quarter during which:

(i) there is a material default by the Partnership under any Project Document or in the payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,



(ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

(iii) any General Partner has received any notice of a material fact which may substantially affect further distributions or Tax Credit allocations to any Limited Partner, or

(iv) any Partner has pledged or collateralized its Interest in the Partnership,

the Managing General Partner shall send the Investment
Limited Partner a detailed report of such event.

(e) After the Admission Date, the Partnership shall send to the Investment Limited Partner, on or before the tenth day of each month, the monthly housing credit monitoring form in a form prescribed by BCCLP, as well as copies of all applicable periodic reports covering the status of project operations from the previous period, as may be required by the Credit Agency or any other Agency.

(f) On or before ninety (90) days after the expiration of each fiscal year of the Managing General Partner, the Managing General Partner shall send to the Investment
Limited Partner copies of the balance sheet and income statement of the Managing General Partner for such fiscal year, which financial statements shall be reviewed by an independent certified public accountant.

(g) The Managing General Partner shall cause the
Partnership to send to the Investment Limited Partner a copy of each Construction Mortgage draw requisition and any notification or correspondence from the Construction Lender indicating that any such draw will not be paid as requisitioned. Upon receipt, the Partnership shall send to the Investment Limited Partner copies of all documents evidencing any "carryover allocation" pursuant to Section 42(h)(1)(E) of the Code and the Form(s) 8609 evidencing the Tax Credit allocation. Promptly after Permanent Mortgage Commencement, the Managing General Partner shall send to BCCLP a closing binder containing photocopies of the fully-executed versions of all documents signed in connection with the Permanent Mortgages. The General Partners hereby consent to any Agency's providing BCCLP with copies of all material communications between any such office and the General Partners and/or the Partnership, including, but not limited to, any notices of default. From and after any date upon which the General Partners receive notice from the Investment Limited Partner that the Investment Limited Partner would like copies of the monthly rent rolls for the Apartment Complex to be sent to BCCLP, the General Partners shall send copies of the rent rolls to BCCLP no later than ten (10) days after the expiration of each month.

(h) If either (A) the Completion Date or (B) the date upon which tenants first occupied apartment units in the Apartment Complex shall have occurred six months or more prior to the date upon which the Investment Limited Partner acquired its Interest in the Partnership, then the Managing General Partner shall cause to be prepared and delivered to the Investment Limited Partner within sixty (60) days of the Admission Date the following items:

(i) An unaudited statement of income of the Partnership for the year (or such shorter period as there may be from the date of the most recent audited statement of income of the Partnership) ended on the date upon which the Investment Limited Partner acquired its Interest in the Partnership; and

(ii) An audited statement of income of the Partnership for any fiscal year of the Partnership ending between (A) the earlier of (1) the Completion
Date or (2) the date upon which tenants first occupied apartment units in the Apartment Complex (after the construction of such units) and (B) the date upon which the Investment Limited Partner acquired its Interest in the Partnership.

(i) Within thirty (30) days of the Completion Date, the Managing General Partner shall prepare, or cause the Auditors to prepare, and deliver to each Limited Partner a Tax Credit basis worksheet for each building in the Apartment Complex, all in a form specified by BCCLP.

(j) Prior to October 15 of each year, the Partnership shall send to the Investment Limited Partner an estimate of the Investment Limited Partner's share of the tax credits, profits and losses of the Partnership for Federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the Managing General Partner and the Auditors and shall be in the form specified by BCCLP.

(k) On or before January 31st of each Partnership fiscal year, the Partnership shall send to the Investment Limited Partner copies of the complete insurance policies satisfactory to the Investment Limited Partner so that the Investment Limited Partner will be able to determine that insurance policies required to be maintained on the Apartment Complex pursuant to
Section 6.6(c) are in force, accompanied by a certificate of the Managing General Partner stating that such insurance policies satisfy the requirements of Section 6.6(c).

	(l)	On or before December 1 of each Partnership fiscal
year, the Partnership shall send to the Investment Limited
Partner a proposed budget for the up-coming fiscal year setting forth the anticipated rental income and operating expenses for the Apartment Complex.

(m) If the Managing General Partner does not cause the Partnership to fulfill his obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein and after notice by the Investment Limited Partner of its failure to fulfill his obligations, the ManagingGeneral Partners shall pay as damages the sum of $100 per day to the Investment Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the Managing General Partner, and failure to so pay shall constitute a material default of the General Partners hereunder. In addition, if the Managing General Partner shall fail so to pay, the Managing General Partner and his Affiliates shall forthwith cease to be entitled to the Partnership Management Fee and to the payment of any Cash Flow or Capital Transaction proceeds to which he may otherwise be entitled hereunder. Such payments of the Partnership Management Fee, Cash Flow and Capital Transaction proceeds shall be restored only upon the payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the Partnership Management Fee, Cash Flow and Capital Transaction proceeds otherwise due to the Managing General Partners or his Affiliates.

12.8 Expenses of the Partnership

	All expenses of the Partnership shall be billed directly to and paid by the Partnership.

               ARTICLE XIII General Provisions

13.1 Restrictions by Reason of Section 708 of the Code

No Disposition may be made if the Interest sought to be Disposed of, when added to the total of all other Interests Disposed of within the period of twelve consecutive months prior to the proposed date of the Disposition, could, in the opinion of tax counsel to the Partnership, result in the termination of the Partnership under Section 708 of the Code. This Section 13.1 shall have no application to any required repurchase of the Investment Limited Partner's Interest. Any Disposition in contravention of any of the provisions of this Section 13.1 shall be void ab initio and ineffectual and shall not bind or be recognized by the Partnership. Notwithstanding the foregoing provisions of this Section 13.1, however, the Investment Limited Partner may waive the provisions of this Section 13.1 at any time as to a Disposition or series of Dispositions, and in the event of such a waiver, this Section 13.1 shall have no force or effect upon such Disposition or series of Dispositions.

13.2 Amendments to Certificate

Within one hundred twenty (120) days after the end of any Partnership fiscal year in which the Investment Limited Partner shall have received any distributions under Article X, the Managing General Partner shall file an amendment to the Certificate reducing by the amount of its allocable share of such distribution the amount of Capital Contribution of the Investment Limited Partner as stated in the last previous amendment to the Certificate. However, Schedule A shall not be amended on account of any such distribution. The Partnership shall amend the Certificate as necessary to effect the substitution of substituted Limited Partners.

Notwithstanding the foregoing provisions of this Section
13.2, no such amendments to the Certificate need be filed by the Managing General Partner if the Certificate is not required to and does not identify the Limited Partners or their Capital
Contributions in such capacity.

13.3 Notices

Any notice called for under this Agreement shall be in writing and shall be deemed adequately given if actually delivered or if sent by registered or certified mail, postage prepaid, to the party for whom such notice is intended at such party's last address of record on the Partnership books.

13.4 Word Meanings

The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, and each gender (masculine, feminine and neuter) shall include the other genders, unless the context requires otherwise. Each reference to a "Section" or an "Article" refers to the corresponding Section or Article of this Agreement, unless specified otherwise. References to Treasury Regulations (permanent or temporary) or Revenue Procedures shall include any successor provisions.

13.5 Binding Effect

The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

13.6 Applicable Law

This Agreement shall be construed and enforced in accordance with the laws of the State.

13.7 Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the onginal or the same counterpart.

13.8 Financing Regulations

So long as any of the Project Documents are in effect, (a) each of the provisions of this Agreement shall be subject to, and the General Partners covenant to act in accordance with, the Project Documents; (b) the Project Documents shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns to the extent expressly provided therein; (c) upon any dissolution of the Partnership or any transfer of the Apartment Complex, no title or right to the possession and control of the Apartment Complex and no right to collect the rent therefrom shall pass to any Person who is not, or does not become, bound by the Project Documents in a manner satisfactory to each Agency; (d) no amendment to any provision of the Project Documents shall become effective without the prior written consent of each Agency (if required); and (e) the affairs of the Partnership shall be subject to Agency regulation, and no action shall be taken which would require the consent or approval of any Agency unless the prior consent or approval of such Agency shall have been obtained. No new Partner shall be admitted to the Partnership, and no Partner shall withdraw from the Partnership or be substituted for without the consent of each Agency (if such consent is then required). No amendment to this Agreement relating to matters governed by Agency regulations or requirements shall become effective until the prior written consent of each Agency (if required) to such amendment shall have been obtained.

Any conveyance or transfer of title to all or any portion of the Apartment Complex required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of Agency rules and regulations applicable thereto.

13.9 Separability of Provisions

Each provision of this Agreement shall be considered separable and (a) if for any reason any provision is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and
(b) if for any reason any provision would cause the Investment Limited Partner to be bound by the obligations of the Partnership (other than the rules and regulations of an Agency and the requirements of any Lender), such provision or provisions shall be deemed void and of no effect.

13.10 Paragraph Titles

All article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

13.11 Amendment Procedure

This Agreement may be amended by the General Partners only with the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner.

13.12 Extraordinary Limited Partner Expenses

Any and all costs and expenses incurred by the Investment Limited Partner and/or the Special Limited Partner in connection with exercising rights and remedies against the Managing General Partner with respect to this Agreement, including without limitation, reasonable attorneys' fees, shall be paid by the Managing General Partner on demand. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate of 9%.

If the General Partners breach any provision of this Agreement, the Investment Limited Partner and/or the Special Limited Partner may employ an attorney or attorneys to protect its rights hereunder, and the Managing General Partner shall pay on demand the reasonable attorneys' fees and expenses incurred by the Investment Limited Partner and/or the Special Limited Partner, whether or not a legal action is actually commenced against the General Partners by reason of such breach. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate equal to 9%.

13.13 Time of Admission

The Investment Limited Partner shall be deemed to have been admitted to the Partnership as of the Commencement Date for all purposes of this Agreement, including Article X; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Investment Limited Partner be deemed admitted on a date other than as of the Commencement Date, then the Managing General Partner shall select a permitted admission date which is most favorable to the Investment Limited Partner.

EXECUTED this 3rd day of March, 1998.

PARTNERSHIP:			                EDGEWOOD APARTMENTS
					                          PARTNERSHIP, A LOUISIANA
					                          PARTNERSHIP IN COMMENDAM

                         					By: 	M. Riemer Calhoun, Jr.
                              Its:	Managing General Partner

                             					/s/M. Riemer Calhoun, Jr.

                         				By: Caleb Community
					                            Development Corporation
                            					Its:	General Partner

                        					By:	Freddie Sanders, Sr.
					                            Its:	President

                           					/s/Freddie Sanders, Sr.

 GENERAL PARTNERS		          M. RIEMER CALHOUN, JR.

                       					/s/M. Riemer Calhoun, Jr.

                            CALEB COMMUNITY
                            DEVELOPMENT CORPORATION

                       					By:	Freddie Sanders, Sr.
					                           Its:	President

                           					/s/Freddie Sanders, Sr.

WITHDRAWING ORIGINAL	T.F. MANAGEMENT, INC.
LIMITED PARTNER:

				                       	By:	 M. Riemer Calhoun, Jr.
					                       Its: President

					                       /s/M. Riemer Calhoun, Jr.


INVESTMENT LIMITED		        BOSTON CAPITAL TAX
PARTNER:				                TAX CREDIT FUND IV, L.P.
       					                a Delaware limited partnership

					                       By:	Boston Capital Associates IV., L.P.
						                          its general partner

					                       By:	C&M Associates d/b/a Boston
						                          Capital Associates, its
                          						generalpartner

                           					By:	/s/Bonnie Kate Fox
						                              Bonnie Kate Fox, Attorney-In-Fact
						                              for John P. Manning, its general
						                              partner

SPECIAL LIMITE			           BCTC 94, INC.
PARTNER:

                       					By:	/s/Bonnie Kate Fox
						                          Bonnie Kate Fox, Attorney-In-Fact
                          						for John P. Manning, its President

                         CONSENT AND AGREEMENT

The undersigned hereby executes this Agreement for the sole purpose of agreeing to the provisions of Article XI of the foregoing Second Amended and Restated Articles of Partnership In
Commendam notwithstanding any provision of the Management
Agreement to the contrary.

Management Agent:			           CALHOUN PROPERTY
              						           MANAGEMENT, INC.

                        							By: M. Riemer Calhoun, Jr.
						                             Its:  President

                            							/s/M. Riemer Calhoun

                EDGEWOOD APARTMENTS PARTNERSHIP, A
                 LOUISIANA PARTNERSHIP IN COMMENDAM

                             Schedule A
As of March 3, 1998

General Partners	Capital Contribution

M. Riemer Calhoun, Jr.	$50
907 Polk Street
P.O. Drawer 799
Mansfield, LA 71052

Caleb Community Development Corporation	$50
9230 Pettit Road
Baker, LA 70714

Special Limited Partner	Capital Contribution

BCTC 94, Inc.	$10.00
One Boston Place
Boston, MA 02108-4406

Investment Limited Partner

                   	       Total Agreed-to		        Paid-In
                     	   Capital Contribution	 Capital Contribution*

Boston Capital Tax		             $1,856,961         	$1,392,721
Credit Fund IV, L.P. (Series 29)
c/o Boston Capital Partners, Inc.
One Boston Place
Boston, Massachusetts 02108-4406

*Paid-in Capital Contribution as of the date of this Schedule A. Future Installments of Capital Contribution are subject to adjustment and are due at the times and subject to the conditions set forth in the Agreement to which this
Schedule is attached.